Exhibit 10.1
UNITED STATES DEPARTMENT OF THE TREASURY
1500 PENNSYLVANIA AVENUE, NW
WASHINGTON, D.C. 20220
Dear Ladies and Gentlemen:
The company set forth on the signature page hereto (the “Recipient”) intends to issue in a private placement the number of shares of a series of its preferred stock set forth on Schedule A hereto (the “Preferred Shares”) and the United States Department of the Treasury (the “Investor”) intends to purchase from the Recipient the Preferred Shares, pursuant to the Emergency Capital Investment Program.
The purpose of this letter agreement is to confirm the terms and conditions of the purchase by the Investor of the Preferred Shares. Except to the extent supplemented or superseded by the terms set forth herein or in the Schedules hereto, the provisions contained in the Securities Purchase Agreement – Standard Terms attached hereto as Exhibit A (the “Securities Purchase Agreement”) are incorporated by reference herein. Terms that are defined in the Securities Purchase Agreement are used in this letter agreement as so defined. In the event of any inconsistency between this letter agreement and the Securities Purchase Agreement, the terms of this letter agreement shall govern.
Each of the Recipient and the Investor hereby confirms its agreement with the other party with respect to the issuance by the Recipient of the Preferred Shares and the purchase by the Investor of the Preferred Shares pursuant to this letter agreement and the Securities Purchase Agreement on the terms specified on Schedule A hereto.
This letter agreement (including the Schedules hereto), the Securities Purchase Agreement (including the Annexes thereto) and the Disclosure Schedules (as defined in the Securities Purchase Agreement) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof. This letter agreement constitutes the “Letter Agreement” referred to in the Securities Purchase Agreement.
This letter agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. In addition, this letter agreement may be executed by electronic signature in accordance with the E-SIGN Act of 2000. Executed signature pages to this letter agreement may be delivered by facsimile or electronic mail (including pdf) and such facsimiles or electronic copies will be deemed as sufficient as if actual signature pages had been delivered.
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In witness whereof, this letter agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.
UNITED STATES DEPARTMENT OF THE TREASURY
By: /s/ Noel A. Poyo
Name: Noel A. Poyo
Title: Deputy Assistant Secretary for Community & Economic Development, Office of Domestic Finance

BANCPLUS CORPORATION

By: /s/ William A. Ray
Name: William A. Ray
Title: President & Chief Executive Officer

Date: June 22, 2022

Signature Page for Letter Agreement

EXHIBIT A
SECURITIES PURCHASE AGREEMENT

EXHIBIT A

(ECIP Bank/Thrifts/BHCs/SLHCs Senior Preferred Stock)
SECURITIES PURCHASE AGREEMENT
STANDARD TERMS

TABLE OF CONTENTS
Page
ARTICLE I
Section 1.1    Definitions    1
Section 1.2    Interpretation    5
Section 1.3    Disclosure Restrictions    6
ARTICLE II
PURCHASE; CLOSING
Section 2.1    Purchase    6
Section 2.2    Closing    6
Section 2.3    Closing Conditions    6
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the Recipient    8
ARTICLE IV
COVENANTS
Section 4.1    Affirmative Covenants    17
Section 4.2    Negative Covenants    23
ARTICLE V
REMEDIES OF THE INVESTOR UPON BREACH
Section 5.1    Rate Reductions in the Event of Breaches and Violations    23
Section 5.2    Recipient Breach, Violation or Default    24
Section 5.3    Additional Remedies    24
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1    Purchase for Investment    25
Section 6.2    Legends    26
Section 6.3    Transfer of Preferred Shares    27
Section 6.4    Rule 144; Rule 144A; 4(a)(1 1/2) Transactions    29
Section 6.5    Depositary Shares    30
Section 6.6    Expenses and Further Assurances    30
Section 6.7    Noncompliance    31
-i-

ARTICLE VII
MISCELLANEOUS
Section 7.1    Termination    31
Section 7.2    Survival    32
Section 7.3    Amendment    32
Section 7.4    Waiver of Conditions    32
Section 7.5    Governing Law; Submission to Jurisdiction, etc.    33
Section 7.6    Notices    33
Section 7.7    Assignment    33
Section 7.8    Severability    34
Section 7.9    No Third Party Beneficiaries    34
Section 7.10    Specific Performance    34
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LIST OF ANNEXES
ANNEX A: FORM OF OFFICER’S CERTIFICATE
ANNEX B: FORM OF CERTIFICATE OF DESIGNATIONS FOR PREFERRED STOCK
ANNEX C: FORM OF OPINION
ANNEX D: FORM OF ECIP INTERIM FINAL RULE CERTIFICATION
ANNEX E: REGISTRATION RIGHTS
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INDEX OF DEFINED TERMS
Location of
Term    Definition

Affiliate    Section 1.1
Agreement    Recitals
Appropriate Federal Banking Agency    Section 1.1
Appropriate State Banking Agency    Section 1.1
Bank Holding Company    Section 1.1
Bankruptcy Exceptions    Section 3.1(e)(i)
Baseline    Section 1.1
Board of Directors    Section 2.3(e)
Business Combination    Section 7.7
business day    Section 1.2
Call Report    Section 1.1
Capitalization Date    Section 3.1(b)
CDFI    Section 1.1
CDFI Fund    Section 1.1
Certificate of Designations    Section 2.3(d)
Charter    Section 2.3(d)
Closing    Section 2.2(a)
Closing Date    Section 2.2(a)
Code    Section 3.1(n)
Common Stock    Section 3.1(b)
Community Development Banking Act    Section 1.1
Contagion Event    Section 1.1
Contagion Event Measures    Section 1.1
control; controlled by; under common control with    Section 1.1
Controlled Group    Section 3.1(n)
Disclosure Schedule    Section 1.1
Disclosure Update    Section 2.3(j)
ECIP    Recitals
ECIP Application    Section 1.1
ECIP Interim Final Rule    Section 1.1
ECIP Period    Section 1.1
Eligible Financial Institution    Section 1.1
Eligible Nonprofit    Section 6.3(a)(iv)
ERISA    Section 3.1(n)
Exchange Act    Section 1.1
Executive Officer    Section 1.1
Federal Reserve    Section 1.1
GAAP    Section 1.1
Governmental Entities, Governmental Entity    Section 2.3(a)
Holders    Section 6.4(a)
IDI Subsidiary    Section 1.1
Indemnitee    Section 6.4(c)
Initial Supplemental Report    Section 2.3(l)
-iv-

Location of
Term    Definition

Insured CDFI    Section 1.1
Investment and Lending Plan    Section 1.1
Investor    Recitals
knowledge of the Recipient; Recipient’s knowledge    Section 1.1
Letter Agreement    Recitals
Material Adverse Effect    Section 1.1
MDI    Section 1.1
Offer Price    Section 6.3(a)(ii)
Offered Shares    Section 6.3(a)(ii)
Part 16    Section 3.1(k)
Plan    Section 3.1(n)
Preferred Shares    Recitals
Preferred Stock    Recitals
Previously Disclosed    Section 1.1
Proprietary Rights    Section 3.1(u)
Purchase    Recitals
Purchase Price    Section 2.1
Qualified Lending    Section 1.1
Quarterly Supplemental Report    Section 4.1(g)(i)
Recipient    Recitals
Recipient Financial Statements    Section 2.3(k)
Recipient Reports    Section 3.1(i)(i)
Recipient Subsidiary; Recipient Subsidiaries    Section 3.1(e)(ii)
Regulatory Agreement    Section 3.1(s)
Related Party    Section 3.1(x)
Response Notice    Section 6.3(a)(ii)
Review Period    Section 6.3(a)(ii)
ROFR Notice    Section 6.3(a)(ii)
Savings and Loan Holding Company    Section 1.1
Schedules    Recitals
SEC    Section 3.1(k)
Securities Act    Section 3.1(a)
Senior Executive Officers    Section 1.1
Signing Date    Section 1.1
subsidiary    Section 1.1
Supplemental Reports    Section 1.1
Target Communities    Section 1.1
Tax; Taxes    Section 1.1
Tenth Anniversary    Section 1.1
Transfer    Section 6.3(a)
Treasury    Recitals

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SECURITIES PURCHASE AGREEMENT – STANDARD TERMS
Recitals:
WHEREAS, the United States Department of the Treasury (the “Investor” or the “Treasury”) may from time to time agree to purchase shares of preferred stock from Eligible Financial Institutions that elect to participate in the Emergency Capital Investment Program (“ECIP”);
WHEREAS, an Eligible Financial Institution electing to participate in ECIP and issue securities to the Investor shall enter into a letter agreement (the “Letter Agreement”) with the Investor that incorporates this Securities Purchase Agreement – Standard Terms (the Eligible Financial Institution identified in the Letter Agreement, the “Recipient”);
WHEREAS, the Recipient intends to issue in a private placement the number of shares of the series of its Preferred Stock (“Preferred Stock”) set forth on Schedule A to the Letter Agreement (the “Preferred Shares”) and the Investor intends to purchase (the “Purchase”) from the Recipient the Preferred Shares;
WHEREAS, the Recipient (i) provides, among other things, loans, grants, and forbearance for small businesses, minority-owned businesses, and consumers, in Target Communities; and (ii) intends to participate in the ECIP to increase its Qualified Lending in Target Communities that may be disproportionately impacted by the economic effects of the COVID-19 pandemic, as set forth in the Investment and Lending Plan submitted to the Investor as part of the Recipient’s ECIP Application; and
WHEREAS, the Purchase will be governed by this Securities Purchase Agreement – Standard Terms and the Letter Agreement, including the schedules thereto (the “Schedules”), specifying additional terms of the Purchase. This Securities Purchase Agreement – Standard Terms (including the Annexes hereto) and the Letter Agreement (including the Schedules thereto) are together referred to as this “Agreement”. All references in this Securities Purchase Agreement – Standard Terms to “Schedules” are to the Schedules attached to this Securities Purchase Agreement. The Disclosure Schedule (as defined below) shall be attached to the Letter Agreement.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
ARTICLE I
Section 1.1    Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.
“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” for the Recipient as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
“Appropriate State Banking Agency” means, if the Recipient is a state-chartered bank or savings association, the Recipient’s state bank supervisor (as defined in Section 3(r) of the Federal Deposit Insurance Act, 12 U.S.C. § 1813(r)).
“Bank Holding Company” means a company registered as a bank holding company with the Federal Reserve pursuant to 12 U.S.C. § 1842.
“Baseline” means the “Baseline Qualified Lending” set forth on the Initial Supplemental Report, subject to adjustment as provided in the applicable Quarterly Supplemental Report.
“Board of Directors” has the meaning set forth in Section 2.3(e). “Call Reports” means Reports of Condition and Income.
“CDFI” means a regulated community development financial institution currently certified by the CDFI Fund pursuant to 12 C.F.R. § 1805.201(a) as having satisfied the eligibility requirements of the Community Development Financial Institutions Program and that satisfies the eligibility requirements for a community development financial institution set forth in 12 C.F.R. § 1805.201(b)(1) – (6).
“CDFI Fund” means the Community Development Financial Institution Fund of the United States Department of the Treasury.
“Community Development Banking Act” means the Community Development Banking and Financial Institutions Act of 1994 (12 U.S.C. § 4701 et seq.).
“Contagion Event” means the outbreak or continued presence of contagious disease, epidemic or pandemic (including SARS-CoV-2 or COVID-19, or any evolutions or mutations thereof, or any other viruses (including influenza)), and the governmental responses thereto.
“Contagion Event Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or other directives, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to a Contagion Event.
“Disclosure Schedule” means the schedule to the Letter Agreement delivered to the Investor on or prior to the Signing Date, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 3.1.
“ECIP Application” has the meaning set forth in the definition of Eligible Financial Institution.
“ECIP Interim Final Rule” means the interim final rule promulgated by the Investor setting forth restrictions on executive compensation, share buybacks and dividends applicable to participants in ECIP, originally codified at 31 C.F.R. Part 35.
“ECIP Period” has the meaning set forth in the ECIP Interim Final Rule.
“Eligible Financial Institution” means a financial institution that is, as of the date of submitting an application to participate in ECIP (the “ECIP Application”), and as of the Signing Date (1)(i) a CDFI or (ii) a MDI; and (2)(i) an insured depository institution not controlled by a Bank Holding Company or Savings and Loan Holding Company that is also an Eligible Financial Institution, (ii) a Bank Holding Company, (iii) a Savings and Loan Holding Company, or (iv) any credit union the member accounts of which are insured by the National Credit Union Share Insurance Fund.
“Eligible Nonprofit” has the meaning set forth in Section 6.3(a)(iv).
“Exchange Act” means the Securities Exchange Act of 1934 (15 U.S.C. § 78a et seq.).
“Executive Officer” means any of the Recipient’s “executive officers” as defined in 12 C.F.R. § 215.2(e)(1) (regardless of whether or not such regulation is applicable to the Recipient).
“Federal Reserve” means the Board of Governors of the Federal Reserve System. “GAAP” has the meaning set forth in the definition of Material Adverse Effect.
“IDI Subsidiary” means any Recipient Subsidiary that is an insured depository institution.
“Insured CDFI” means an insured community development financial institution, as defined in 12 U.S.C. § 4702(13).
“Investment and Lending Plan” means an investment and lending plan of the Recipient that meets the criteria set forth in Section 104A(d)(4) of the Community Development Banking Act.
“knowledge of the Recipient” or “Recipient’s knowledge” means the actual knowledge after reasonable and due inquiry of the “officers” (as defined in Rule 3b-2 under the Exchange Act) of the Recipient.

“Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Recipient and its consolidated subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date of the Letter Agreement (the “Signing Date”) in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Recipient and its subsidiaries operate (including any such changes resulting from a Contagion Event), (B) changes or proposed changes after the Signing Date in generally accepted accounting principles in the United States (“GAAP”), or authoritative interpretations thereof, or (C) changes or proposed changes after the Signing Date in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (including any law in respect of Taxes, and laws newly enacted for, relating to or arising out of efforts to implement Contagion Event Measures and address the spread of any Contagion Event) (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Recipient and its consolidated subsidiaries taken as a whole relative to comparable U.S. banking or financial services organizations); or (ii) the ability of the Recipient to consummate the Purchase and other transactions contemplated by this Agreement and perform its obligations hereunder or thereunder on a timely basis.
“MDI” means a minority depository institution, (i) as defined in section 308 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (12 U.S.C. § 1463 et seq.); or (ii) considered to be a minority depository institution by the Appropriate Federal Banking Agency or the National Credit Union Administration; or (iii) as listed in the Federal Deposit Insurance Corporation’s Minority Depository Institutions List published for the third quarter of 2020.
“Offer Price” has the meaning set forth in Section 6.3(a)(ii). “Offered Shares” has the meaning set forth in Section 6.3(a)(ii).
“Previously Disclosed” means information set forth in the Disclosure Schedule or the Disclosure Update, as applicable; provided, however, that disclosure in any section of such Disclosure Schedule or Disclosure Update, as applicable, shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement; provided, further, that the inclusion of information in a Disclosure Update shall not be deemed to correct an existing breach or misrepresentation and, therefore, shall not obligate the Investor to consummate the Purchase or limit or affect any rights of or remedies available to the Investor.
“Qualified Lending” has the meaning set forth in the definition of Qualified Lending in the applicable Supplemental Report.
“Related Party” has the meaning set forth in Section 3.1(x).

“Savings and Loan Holding Company” means a company registered as a savings and loan holding company with the Federal Reserve pursuant to 12 U.S.C. § 1467(a).
“Senior Executive Officer” has the meaning set forth in the ECIP Interim Final
Rule.
“Signing Date” has the meaning set forth in the definition of Material Adverse Effect.
“subsidiary” has the meaning set forth in 12 U.S.C. § 1813(w)(4), except that a CDFI that is a corporation shall not be considered to be a subsidiary of any Insured Depository Institution or Depository Institution Holding Company that controls less than twenty-five percent (25%) of any class of the voting shares of such corporation, and does not otherwise control in any manner the election of a majority of the directors of the corporation.
“Supplemental Reports” means, collectively, the Initial Supplemental Report and the Quarterly Supplemental Reports.
“Target Communities” means the categories of communities set forth under the “Categories of Target Communities” heading in the “Rate Reduction Incentive Guidelines” published by the Treasury.
“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition imposed by any Governmental Entity.
“Tenth Anniversary” means the date that is ten (10) years from the original issue date of the Preferred Shares.
“Transfer” has the meaning set forth in Section 6.3(a).
Section 1.2    Interpretation. When a reference is made in this Agreement to “Recitals”,
“Articles”, “Sections”, or “Annexes” such reference shall be to a Recital, Article or Section of, or Annex to, this Securities Purchase Agreement – Standard Terms, a reference to “Schedules” shall be to a Schedule to this Securities Purchase Agreement and a reference to “Disclosure Schedules” shall be to the Disclosure Schedule to the Letter Agreement, in each case, unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is entered into between sophisticated parties having access to counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute and, in the case of interim final rules, include such rules as may be finalized, revised or succeeded by a final rule) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.
Section 1.3    Disclosure Restrictions. No representation, warranty, covenant or other agreement or provision contained in this Agreement shall be deemed to contemplate or require the disclosure of “confidential supervisory information” or other similar information the disclosure of which is restricted pursuant to laws and regulations to which the Recipient is subject.
ARTICLE II
PURCHASE; CLOSING
Section 2.1    Purchase. On the terms and subject to the conditions set forth in this
Agreement, the Recipient agrees to sell, and the Investor agrees to purchase, at the Closing (as hereinafter defined), the Preferred Shares for the price set forth on Schedule A (the “Purchase Price”).
Section 2.2    Closing. (a) On the terms and subject to the conditions set forth in this
Agreement, the closing of the Purchase (the “Closing”) will take place by electronic exchange of documents at 8:00 am, New York City time, on the date set forth in Schedule A or as soon as practicable thereafter, or at such other time and date as shall be agreed between the Recipient and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
(b)    Subject to the fulfillment or waiver of the conditions to Closing in Section 2.3, at the Closing the Recipient will deliver, by registered mail or by courier or express delivery service (with confirmation of delivery, and tracking information, where possible) to the address provided in Schedule A, the Preferred Shares as evidenced by one or more certificates dated as of the Closing Date and bearing appropriate legends as hereinafter provided in exchange for payment in full of the Purchase Price by wire transfer of immediately available United States funds to a bank account designated by the Recipient on Schedule A.
Section 2.3    Closing Conditions. The obligation of the Investor to consummate the
Purchase is subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
(a)    (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (each, a “Governmental Entity” and collectively, “Governmental Entities”) required for the consummation of the Purchase shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Preferred Shares as contemplated by this Agreement;
(b)(i) the representations and warranties of the Recipient set forth in Section 3.1 shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and (ii) the Recipient shall have performed in all respects all obligations required to be performed by it under this Agreement at or prior to the Closing;
(c)the Recipient shall have delivered to the Investor a certificate signed on behalf of the Recipient by a Senior Executive Officer, in substantially the form attached hereto as Annex A;
(d)the Recipient shall have duly adopted and filed with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity an amendment to its certificate or articles of incorporation, articles of association, or similar organizational document (“Charter”) in substantially the form attached hereto as Annex B (the “Certificate of Designations”) and the Recipient shall have delivered to the Investor a copy of the filed Certificate of Designations with appropriate evidence from the Secretary of State or other applicable Governmental Entity that the filing has been accepted, or if a filed copy is unavailable, a certificate signed on behalf of the Recipient by a Senior Executive Officer certifying to the effect that the filing of the Certificate of Designations has been accepted;
(e)the Recipient shall have delivered to the Investor true, complete and correct certified copies of the Charter and bylaws of the Recipient and the resolutions of the Board of Directors of the Recipient (the “Board of Directors”) authorizing the execution and delivery of this Agreement and the performance of its obligations hereunder, including the issuance of the Preferred Shares;
(f)the Recipient shall have delivered to the Investor a good standing or equivalent certificate from the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity, dated as of a recent date, with respect to the existence, organization and, if applicable, good standing of the Recipient;
(g)the Recipient shall have delivered to the Investor a certificate addressing the incumbency of each officer of the Recipient who signs the Letter Agreement, the certificate referred to in Section 2.3(c) and, if applicable, the certificates representing the Preferred Shares (provided that if any such officer ceases to serve in such officer’s position following the Signing Date, then the Recipient shall deliver a duly updated incumbency certificate reflecting the incumbency of the respective officers as of the Closing);
(h)the Recipient shall have delivered to the Investor a written opinion from counsel to the Recipient (which may be internal counsel), addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex C;
(i)the Recipient shall have delivered to the Investor, or the designee identified in writing (which may be via e-mail) by the Investor prior to the Closing Date, certificates in proper form evidencing the Preferred Shares issued to the Investor or, with the prior consent of the

Investor, evidence of the Preferred Shares having been registered and issued in uncertificated (or book-entry) form;
(j)the Recipient shall have delivered to the Investor a copy of the Disclosure Schedule on or prior to the Signing Date and, to the extent that any information set forth on the Disclosure Schedule needs to be updated or supplemented to make it true, complete and correct as of the Closing Date, (i) the Recipient shall have delivered to the Investor an update to the Disclosure Schedule (the “Disclosure Update”), setting forth any information necessary to make the Disclosure Schedule true, correct and complete as of the Closing Date and (ii) the Investor, in its sole discretion, shall have approved the Disclosure Update, provided, however, that the delivery and acceptance of the Disclosure Update shall not be deemed to obligate the Investor to consummate the Purchase nor limit or affect any rights of or remedies available to the Investor;
(k)the Recipient shall have delivered to the Investor on or prior to the Signing Date each of the consolidated financial statements of the Recipient and its consolidated subsidiaries for each of the last three (3) completed fiscal years of the Recipient (which shall be audited to the extent audited financial statements are available prior to the Signing Date) and each completed quarterly period since the last completed fiscal year (collectively, the “Recipient Financial Statements”);
(l)at least ten (10) business days prior to the Closing Date, the Recipient shall have delivered to the Investor (i) a report, in a form substantially similar to that posted on Investor’s ECIP website, setting forth its calculation of Qualified Lending for the annual period ending on September 30, 2020 (the “Initial Supplemental Report”) and (ii) a certification signed by the Recipient’s principal executive officer or principal financial officer (each as defined in the ECIP Interim Final Rule), certifying to the Investor that the information provided in the Initial Supplemental Report is accurate; and
(m)at least ten (10) business days prior to the Closing Date, the Recipient shall have delivered to the Investor and the Appropriate Federal Banking Agency, an Investment and Lending Plan describing to the satisfaction of the Investor: (i) how the Recipient’s business strategy and operating goals will address the community development needs in communities that may be disproportionately impacted by the economic effects of COVID-19, which includes the needs of small businesses, consumers, nonprofit organizations and other projects in Target Communities (ii) a plan to provide community outreach and communication; and (iii) how the Recipient plans to expand or maintain significant lending or investment activity in low- or moderate-income and minority communities, especially those that may be disproportionately impacted by COVID-19, to historically disadvantaged borrowers, and to minorities that have significant unmet capital or financial services needs.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of the Recipient. Except as Previously Disclosed, the Recipient represents and warrants to the Investor that as of the Signing Date and as of the Closing Date (or such other date specified herein):

(a)Organization, Authority and Significant Subsidiaries. The Recipient has been duly incorporated and is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, with the necessary power and authority to own, operate and lease its properties and conduct its business in all material respects as it is being currently conducted, and except as has not, individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Recipient that would be considered a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”), has been duly organized and is validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization. The Charter and bylaws of the Recipient, copies of which have been provided to the Investor prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date and as of the Closing Date, except to the extent that the Charter has been amended by the Certificate of Designations.
(b)Capitalization. The authorized capital stock of the Recipient, and the outstanding capital stock of the Recipient (including securities convertible into, or exercisable or exchangeable for, capital stock of the Recipient) as of the most recent fiscal month-end preceding the Signing Date (the “Capitalization Date”) is set forth on Schedule B. The outstanding shares of capital stock of the Recipient have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (subject, in the case of a national bank, to 12 U.S.C. § 55, or in the case of any other insured depository institution any similar statute under the laws of its jurisdiction of organization), and subject to no preemptive rights (and were not issued in violation of any preemptive rights). On the Signing Date, the Recipient does not have outstanding any securities or other obligations providing the holder the right to acquire its common stock (“Common Stock”) or other capital stock that is not reserved for issuance as specified on Schedule B, and the Recipient has not made any other commitment to authorize, issue or sell any Common Stock or other capital stock. Since the Capitalization Date, the Recipient has not issued any shares of Common Stock or other capital stock, other than (A) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule B and (B) shares disclosed on Schedule B. If the Recipient is a Bank Holding Company or a Savings and Loan Holding Company, (x) the percentage of each IDI Subsidiary’s issued and outstanding capital stock that is owned by the Recipient is disclosed on Schedule B; and (y) all shares of issued and outstanding capital stock of the IDI Subsidiary(ies) owned by the Recipient are free and clear of all liens, security interests, charges or encumbrances. Each holder of five percent (5%) or more of any class of capital stock of the Recipient and such holder’s primary address are disclosed on Schedule B.
(c)Preferred Shares. The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of Preferred Stock, whether or not designated, issued or outstanding, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Recipient. The aggregate liquidation preference of the Preferred Shares does not exceed the maximum specified in the Letter Agreement.

(d)    Eligible Financial Institution Status; ECIP Application Matters.
(i)The Recipient satisfies the definition of “Eligible Financial Institution” and is in compliance with Section 104A of the Community Development Banking Act, and all rules and regulations issued by the Investor thereunder, including the ECIP Interim Final Rule.
(ii)The (A) information provided by the Recipient in the ECIP Application is true, correct and complete in all material respects and (B) projections included in the Investment and Lending Plan submitted as part of the ECIP Application were reasonable on the date the ECIP Application was submitted to the Investor.
(iii)Neither the Recipient nor any Recipient Subsidiary is a “covered entity” as defined in Section 104A(h)(2)(ii) of the Community Development Banking Act.
(iv)The Recipient is not ineligible to participate in ECIP under Section 104A(i), or any other provision, of the Community Development Banking Act.
(e)    Authorization, Enforceability.
(i)The Recipient has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder (which includes the issuance of the Preferred Shares) and, when issued, under the Preferred Shares. The execution, delivery and performance by the Recipient of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Recipient and its stockholders, and no further approval or authorization is required on the part of the Recipient. The resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and the performance of the Recipient’s obligations hereunder, including the issuance of the Preferred Shares, a copy of which has been provided to the Investor prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date and as of the Closing Date. This Agreement is a valid and binding obligation of the Recipient enforceable against the Recipient in accordance with its terms, subject to any limitations by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).
(ii)The execution, delivery and performance by the Recipient of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Recipient with the provisions hereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Recipient or any subsidiary of the Recipient (each subsidiary, a “Recipient Subsidiary” and, collectively, the “Recipient Subsidiaries”) under any of the terms, conditions or provisions of (x) its organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Recipient or any Recipient Subsidiary is a party or by which it or any Recipient Subsidiary may be bound, or to which the Recipient or any Recipient Subsidiary or any of the properties or assets of the Recipient or any Recipient Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Recipient or any Recipient Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
(iii)    Other than the filing of the Certificate of Designations with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Recipient in connection with the consummation by the Recipient of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)Anti-Takeover Provisions and Rights Plan. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby will be exempt from any anti-takeover or similar provisions of the Recipient’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction.
(g)No Material Adverse Effect. Since the last day of the last completed fiscal period for which financial statements are included in the Recipient Financial Statements, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule C.
(h)Recipient Financial Statements. The Recipient Financial Statements present fairly in all material respects the consolidated financial position of the Recipient and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements (i) were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein) and (ii) have been prepared from, and are in accordance with, the books and records of the Recipient and the Recipient Subsidiaries.
(i)Reports.

(i)    Since December 31, 2019, the Recipient and each Recipient Subsidiary has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Recipient Reports”) and has paid all fees and assessments due and payable in connection therewith, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of their respective dates of filing, the Recipient Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities.
(ii)    The records, systems, controls, data and information of the Recipient and the Recipient Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Recipient or the Recipient Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 3.1(i)(ii). The Recipient (A) has implemented and maintains adequate disclosure controls and procedures to ensure that material information relating to the Recipient, including the consolidated Recipient Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Recipient by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the Signing Date, to the Recipient’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the Recipient’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Recipient’s internal controls over financial reporting.
(j)No Undisclosed Liabilities. Neither the Recipient nor any of the Recipient Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the Recipient Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since the last fiscal year end in the ordinary and usual course of business and consistent with past practice and (ii) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
(k)Offering of Securities. Neither the Recipient nor any person acting on its behalf has taken any action (including any offering of any securities of the Recipient under circumstances which would require the integration of such offering with the offering of any of the Preferred Shares under the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder), which might subject the offering, issuance or sale of any of the Preferred Shares to Investor pursuant to this Agreement to the registration requirements of the Securities Act or, if the Recipient is a national bank or federal savings association, the registration requirements of Part 16—Securities Offering Disclosure Rules of the Office of the Comptroller of the Currency (12 C.F.R. Part 16) (“Part 16”).

(l)Litigation and Other Proceedings. Except (i) as set forth on Schedule D or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect, there is no (A) pending or, to the knowledge of the Recipient, threatened, claim, action, suit, investigation or proceeding, against the Recipient or any Recipient Subsidiary or to which any of their assets are subject nor is the Recipient or any Recipient Subsidiary subject to any order, judgment or decree or (B) unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Recipient or any Recipient Subsidiaries. There is no claim, action, suit, investigation or proceeding pending or, to the Recipient’s knowledge, threatened against any institution-affiliated party (as defined in 12 U.S.C. § 1813(u)) of the Recipient or any of the IDI Subsidiaries that, if determined or resolved in a manner adverse to such institution-affiliated party, could result in such institution-affiliated party being prohibited from participation in the conduct of the affairs of any financial institution or holding company of any financial institution and, to the Recipient’s knowledge, there are no facts or circumstances that could reasonably be expected to provide a basis for any such claim, action, suit, investigation or proceeding.
(m)Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Recipient and the Recipient Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Recipient or such Recipient Subsidiary. The Recipient has all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities and third parties that are required in order to permit the Recipient to declare and pay dividends on the Preferred Shares on the Dividend Payment Dates (as defined in the Certificate of Designations), except such as may be required to be obtained or made after the Closing Date under federal or state banking laws or regulations relating to capital adequacy, recent earnings, retained earnings or undivided profits. Except as set forth on Schedule E, the Recipient and the Recipient Subsidiaries have complied in all respects and are not in default or violation of, and none of them is, to the knowledge of the Recipient, under investigation with respect to or, to the knowledge of the Recipient, have been threatened to be charged with or given notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application or as set forth on Schedule E, no Governmental Entity has placed any restriction on the business or properties of the Recipient or any Recipient Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(n)Employee Benefit Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)) providing benefits to any current or former employee, officer or director of the Recipient or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986 (the “Code”)) that is sponsored, maintained or contributed to by the Recipient or any member of its Controlled Group and for which the Recipient or any member of its Controlled Group would have any liability, whether actual or contingent (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (including, for purposes of this clause (ii), any plan subject to Title IV of ERISA that the Recipient or any member of its Controlled Group previously maintained or contributed to in the six (6) years prior to the Signing Date), (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than a reportable event for which the notice period referred to in Section 4043(c) of ERISA has been waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred in the three years prior to the Signing Date or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on the assumptions used to fund such Plan) and (4) neither the Recipient nor any member of its Controlled Group has incurred in the six (6) years prior to the Signing Date, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) with respect to a Plan (including any Plan that is a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to its qualified status that has not been revoked, or such a determination letter has been timely applied for but not received by the Signing Date, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss, revocation or denial of such qualified status or favorable determination letter.
(o)Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Recipient and the Recipient Subsidiaries have filed all federal, state, local and foreign income and franchise Tax returns (together with any schedules and attached thereto) required to be filed through the Signing Date, subject to permitted extensions, and have paid all Taxes due thereon, (ii) all such Tax returns (together with any schedules and attached thereto) are true, complete and correct in all material respects and were prepared in compliance with all applicable laws and (iii) no Tax deficiency has been determined adversely to the Recipient or any of the Recipient Subsidiaries, nor does the Recipient have any knowledge of any Tax deficiencies.
(p)Properties and Leases. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Recipient and the Recipient Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens (including, without limitation, liens for Taxes), encumbrances, claims and defects that would affect the value thereof or interfere with the use made or to be made thereof by them. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Recipient and the Recipient Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

(q)    Environmental Liability. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(i)there is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that would reasonably be expected to result in the imposition of, on the Recipient or any Recipient Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, pending or, to the Recipient’s knowledge, threatened against the Recipient or any Recipient Subsidiary;
(ii)to the Recipient’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and
(iii)neither the Recipient nor any Recipient Subsidiary is subject to any agreement, order, judgment or decree by or with any court, Governmental Entity or third party imposing any such environmental liability.
(r)    Risk Management Instruments. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Recipient’s own account, or for the account of one or more of the Recipient Subsidiaries or its or their customers, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (iii) with counterparties believed to be financially responsible at the time; and each of such instruments constitutes the valid and legally binding obligation of the Recipient or one of the Recipient Subsidiaries, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions. Neither the Recipient or the Recipient Subsidiaries, nor, to the knowledge of the Recipient, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement other than such breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)    Agreements with Regulatory Agencies. For the avoidance of doubt, this Section 3.1(s) shall not be deemed to contemplate or require any representation or disclosure including on Schedule F that would involve “confidential supervisory information” or other similar information the disclosure of which is restricted pursuant to laws and regulations to which the Recipient is subject. Except as set forth on Schedule F, neither the Recipient nor any Recipient Subsidiary is subject to any material cease-and-desist or other similar order or enforcement or supervisory action issued by, or is a party to any material written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2017, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies or procedures, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Recipient or any Recipient Subsidiary been advised since December 31, 2017, by any such

Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Recipient and each Recipient Subsidiary is in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Recipient nor any Recipient Subsidiary has received any notice from any Governmental Entity indicating that either the Recipient or any Recipient Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.
(t)Insurance. The Recipient and the Recipient Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Recipient reasonably has determined to be prudent and consistent with industry practice. The Recipient and the Recipient Subsidiaries are in material compliance with their insurance policies and are not in default under any of the material terms thereof, each such policy is outstanding and in full force and effect, all premiums and other payments due under any material policy have been paid, and all claims thereunder have been filed in due and timely fashion, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Recipient and each Recipient Subsidiary owns or otherwise has the right to use, all intellectual property rights, including all trademarks, trade dress, trade names, service marks, domain names, patents, inventions, trade secrets, know-how, works of authorship and copyrights therein, that are used in the conduct of their existing businesses and all rights relating to the plans, design and specifications of any of its branch facilities (“Proprietary Rights”) free and clear of all liens and any claims of ownership by current or former employees, contractors, designers or others and (ii) neither the Recipient nor any of the Recipient Subsidiaries is materially infringing, diluting, misappropriating or violating, nor has the Recipient or any of the Recipient Subsidiaries received any written (or, to the knowledge of the Recipient, oral) communications alleging that any of them has materially infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by any other person. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Recipient’s knowledge, no other person is infringing, diluting, misappropriating or violating, nor has the Recipient or any or the Recipient Subsidiaries sent any written communications since December 31, 2019, alleging that any person has infringed, diluted, misappropriated or violated, any of the Proprietary Rights owned by the Recipient and the Recipient Subsidiaries.
(v)Brokers and Finders. The Investor has no liability for any amounts that any broker, finder or investment banker is entitled to for any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Recipient or any Recipient Subsidiary.
(w)Disclosure Schedule. The Recipient has delivered the Disclosure Schedule and, if applicable, the Disclosure Update to the Investor and the information contained in the Disclosure Schedule, as modified by the information contained in the Disclosure Update, if applicable, is true, complete and correct.
(x)Related Party Transactions. Neither the Recipient nor any Recipient Subsidiary has made any extension of credit to any director or Executive Officer of the Recipient or any Recipient

Subsidiary, any holder of five percent (5%) or more of the Recipient’s issued and outstanding capital stock, or any of their respective spouses or children or to any Affiliate of any of the foregoing (each, a “Related Party”), other than in compliance with 12 C.F.R. Part 215 (Regulation O). Except as disclosed on Schedule G, to the Recipient’s knowledge, no Related Party has any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any vendor or material customer of the Recipient or any Recipient Subsidiary that is not on arms-length terms, or (ii) direct or indirect ownership interest in any person or entity with which the Recipient or any Recipient Subsidiary has a material business relationship that is not on arms-length terms (not including publicly-traded entities in which such person owns less than two percent (2%) of the outstanding capital stock).
ARTICLE IV
COVENANTS
Section 4.1    Affirmative Covenants. The Recipient hereby covenants and agrees with Investor that:
(a)Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
(b)Certain Notifications Until Closing. From the Signing Date until the Closing, the Recipient shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be expected to cause any representation or warranty of the Recipient contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Recipient contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which the Recipient is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 4.1(b) shall not limit or affect any rights of or remedies available to the Investor.
(c)Access and Information.
(i)    The provisions of this Section 4.1(c)(i) shall apply, (x) with respect to the Investor, from the Signing Date until the date when the Investor or one of its Affiliates no longer owns, directly or indirectly, any Preferred Shares and (y) with respect to the Inspector General of the Treasury and the Comptroller General of the United States, from and after the Signing Date but, after the date when the Investor or one of its Affiliates no longer owns, directly or indirectly, any Preferred Shares, only with respect to the period in which the Investor or one of its Affiliates directly or indirectly owned any Preferred Shares. Subject to the foregoing, and limited solely to information determined by the Investor to be relevant to the Preferred Shares, the Recipient will permit, and shall cause each of the

Recipient’s Subsidiaries to permit, the Investor, the Inspector General of the Treasury and the Comptroller General of the United States and their respective agents, consultants, contractors and advisors to (x) examine any books, papers, records, Tax returns (including all schedules and attachments thereto), data and other information, (y) make copies thereof and (z) discuss the affairs, finances and accounts of the Recipient and the Recipient Subsidiaries with the personnel (including the principal officers) of the Recipient and the Recipient Subsidiaries, all upon reasonable notice, provided, that:
(A)any examinations and discussions pursuant to this Section 4.1(c)(i) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Recipient and the Recipient Subsidiaries;
(B)neither the Recipient nor any Recipient Subsidiary shall be required by this Section 4.1(c)(i) to disclose any information to the extent (x) prohibited by applicable law or regulation (including laws and regulations relating to the use or disclosure of confidential supervisory information), or (y) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Recipient or any Recipient Subsidiary is a party or would cause a risk of a loss of privilege to the Recipient or any Recipient Subsidiary (provided that the Recipient shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (B) apply);
(C)the obligations of the Recipient and the Recipient Subsidiaries to disclose information pursuant to this Section 4.1(c)(i) to the Inspector General of the Treasury or the Comptroller General of the United States and their respective agents, consultants, contractors or advisors, shall be subject to the agreement by the Inspector General of the Treasury or the Comptroller General of the United States, as applicable, with respect to documents obtained under this Section 4.1(c)(i), to follow applicable law and regulation (and the applicable customary policies and procedures) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports and soliciting the input from the Recipient as to information that should be afforded confidential treatment, as appropriate; and
(D)for avoidance of doubt, any investigation or discussions pursuant to this Section 4.1(c)(i) may, at the Investor’s option, be conducted on site at any office of the Recipient or any Recipient Subsidiary.
(ii)    Subject to the assignment of the rights under this Section 4.1(c)(ii) pursuant to Section 4.1(c)(iii), from the Signing Date until the date on which all the Preferred Shares have been redeemed in whole, the Recipient will deliver, or will cause to be delivered, to the Investor:
(A)    as soon as available after the end of each fiscal year of the Recipient, and in any event within one hundred twenty (120) days thereafter, a consolidated balance sheet of the Recipient as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Recipient for such year, in each case prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year of the Recipient and which shall be audited to the extent audited financial statements are available;
(B)as soon as available after the end of the first, second and third quarterly periods in each fiscal year of the Recipient, a copy of any quarterly reports provided to other stockholders of the Recipient;
(C)as soon as available after the Recipient receives any assessment of the Recipient’s internal controls, a copy of such assessment (other than assessments provided by the Appropriate Federal Banking Agency or the Appropriate State Banking Agency that the Recipient is prohibited by applicable law or regulation from disclosing to the Investor));
(D)as soon as such items become effective, any amendments to the Charter, bylaws or other organizational documents of the Recipient; and
(E)at the same time as such items are sent to any stockholders of the Recipient, copies of any information or documents sent by the Recipient to its stockholders; provided, however that, notwithstanding clauses (A)-(E) of this Section 4.1(c)(ii), this Section 4.1(c)(ii) shall not require the Recipient to prepare audited financial statements if it does not otherwise prepare audited financial statements and shall not require the Recipient to submit Call Reports to the Investor.
(iii)The Investor’s information rights pursuant to Section 4.1(c)(ii) and the Investor’s right to receive certifications from the Recipient pursuant to Section 4.1(d)(i) may be assigned by the Investor to a transferee or assignee of the Preferred Shares with a liquidation preference of no less than an amount equal to ten percent (10%) of the initial aggregate liquidation preference of the Preferred Shares.
(iv)Nothing in this Section shall be construed to limit the authority that the Inspector General of the Treasury, the Comptroller General of the United States or any other applicable Governmental Entity has under law.
(v)The Recipient shall provide to the Investor all such information as the Investor may request from time to time related to the study under Section 525 of Division N of the Consolidated Appropriations Act, 2021 and related studies.
(d)    Certifications. Subject to the assignment of the rights under Section 4.1(d)(i) pursuant to Section 4.1(c)(iii), the Recipient shall provide the following certifications to the Investor:
(i)    Upon delivery of each Supplemental Report, the Recipient’s principal executive officer or principal financial officer (each as defined in the ECIP Interim Final Rule) will certify to the Investor that the information provided on each Supplemental Report is accurate;

(ii)Following the Closing Date, within one hundred twenty (120) days of the end of each fiscal year of the Recipient during which a Supplemental Report is submitted, the Recipient will deliver to the Investor (1) a certification by the Recipient that the processes and controls used to generate the Supplemental Reports are satisfactory and (2) an attestation with respect to the processes and controls used to generate the Supplemental Reports from the Recipient’s independent auditor if the Recipient is required to include an attestation as to its internal control over financial reporting in connection with the filing of audited financial statements with any Governmental Entity or self-regulatory agency; and
(iii)By December 31 of the calendar year in which the Closing occurs and, thereafter, annually, for so long as required by the ECIP Interim Final Rule, a certification substantially in the form attached hereto as Annex D by two of the Recipient’s Senior Executive Officers (one of which must be the Recipient’s principal executive officer or principal financial officer) (each as defined in the ECIP Interim Final Rule) that the Recipient is in compliance with each of the excessive compensation, severance pay and excessive or luxury expenditures requirements and limitations on capital distributions set forth in ECIP Interim Final Rule, as published and in effect at the time of the certification; provided that without the consent of the Investor, the date of such annual certifications shall not be later than nor more than thirty (30) days earlier than the anniversary date for the first annual certification following the Closing.
The Recipient shall immediately notify the Investor upon the occurrence of any breach of any of the covenants set forth in this Section 4.1(d).
(e)    Compensation Matters.
(i)Restrictions on compensation and severance payments. During the ECIP Period, the Recipient shall comply, and take all necessary action to ensure that any Recipient Subsidiary complies, in all respects with the requirements set forth in the ECIP Interim Final Rule regarding restrictions on executive compensation and severance payments, and any material changes to the policies and procedures related thereto.
(ii)Excessive or luxury expenditures. Within ninety (90) days of the Closing Date, the Board of Directors shall adopt an excessive or luxury expenditures policy, provide such policy to the Investor and the Recipient’s Appropriate Federal Banking Agency, and post the text of such policy on its Internet website, if the Recipient maintains an Internet website. The Recipient shall comply, and take all necessary action to ensure that any Recipient Subsidiary complies, in all respects with the requirements set forth in the ECIP Interim Final Rule regarding restrictions on excessive or luxury expenditures, and any material changes to the excessive or luxury expenditures policy adopted by the Board of Directors.
(f)    Capital Distributions. During the ECIP Period, the Recipient shall comply with each of the restrictions on capital distributions (as defined in 31 C.F.R. § 35.21) applicable to it as set forth in the ECIP Interim Final Rule.

(g)    Qualified Lending Reports.
(i)Following the Closing Date, for the period through the earlier of (x) the date on which the Preferred Shares are redeemed in whole and (y) the end of the period during which the dividend rate applicable to the Preferred Shares adjusts based on the Supplemental Reports, the Recipient shall submit to the Investor a report in a form substantially similar to that posted on Investor’s ECIP website (the “Quarterly Supplemental Report”), in accordance with the submission instructions set forth in such Quarterly Supplemental Report concurrently with (A) in the case of a Recipient that is an insured depository institution, the submission of the Call Report for the quarter covered by the Quarterly Supplemental Report, (B) with respect to a Bank Holding Company or Savings and Loan Holding Company that files on Reporting Form FR Y-9SP, the submission of its IDI Subsidiary’s(ies’) Call Report for the quarter covered by the Quarterly Supplemental Report and (C) in the case of a Recipient that is a Bank Holding Company or Savings and Loan Holding Company that files on Reporting Form FR Y-9C, the Form FR Y-9C for the quarter covered by the Quarterly Supplemental Report, as applicable, setting forth an updated calculation of (i) the amount of Qualified Lending as of the applicable quarter end date and (ii) as applicable, the difference between the Baseline and such updated amount of Qualified Lending;
(ii)If the Investor determines that the Initial Supplemental Report or any Quarterly Supplemental Report is inaccurate, the Investor may require the Recipient to restate the Initial Supplemental Report or any applicable Quarterly Supplemental Report, and (i) the “Baseline Qualified Lending” on such restated Initial Supplemental Report shall become the Baseline or (ii) the Qualified Lending on such restated Quarterly Supplemental Report shall become the Qualified Lending, as applicable;
(iii)If any Initial Supplemental Report or Quarterly Supplemental Report is inaccurate, the Investor shall be entitled to recover from the Recipient, upon demand, the amount of any difference between (x) the amount of the dividend payment(s) actually made to the Investor based on such inaccurate report and (y) the correct amount of the dividend payment(s) that should have been made, but for such inaccuracy; provided, that to the extent such inaccuracy resulted in an overpayment of a dividend, the Investor shall not have any obligation to return to or otherwise reimburse the Recipient for such excess dividend payment. The Recipient shall provide the Investor with a written description of any such inaccuracy within three (3) business days after the Recipient’s discovery thereof;
(iv)If the Investor transfers the Preferred Shares, then any amounts payable in respect of Preferred Shares that have been transferred shall, if and as directed by the Investor, be paid to the transferee of the Preferred Shares;
(v)The Investor shall have the right from time to time to modify the Quarterly Supplemental Report, by posting an amended and restated version of the Quarterly Supplemental Report on its website, to conform the Quarterly Supplemental Report to (A) reflect changes in GAAP, (B) reflect changes in the form or content of, or definitions used in, Call Reports, Reporting Form FR Y-9C or any other applicable reporting form or (C) to make clarifications, technical corrections and/or any other adjustments as the

Investor determines to be necessary or appropriate. Notwithstanding anything herein to the contrary, upon posting by the Investor on its website, the Quarterly Supplemental Report shall be deemed to be amended and restated as so posted, without the need for any further act on the part of any person or entity. If any such modification includes a change to the caption or number of any line item of the Quarterly Supplemental Report, any reference herein to such line item shall thereafter be a reference to such re-captioned or renumbered line item;
(vi)The Recipient’s financial records shall be maintained in such a manner and scope so as to ensure that the Initial Supplemental Report and Quarterly Supplemental Reports can be prepared and filed in accordance with the instructions thereto and will reflect a fair presentation of the Recipient’s, and its Affiliates’ as applicable, Qualified Lending and Deep Impact Lending, as defined in such Supplemental Report; and
(vii)The Recipient shall maintain in its files a signed and attested record of its completed Initial Supplemental Report, any Quarterly Supplemental Reports, any amended reports, and the methodology used to generate the data in the Initial Supplemental Report and Quarterly Supplemental Reports, for five (5) years after the report date, unless any applicable state requirements mandate a longer retention period.
(h)Reporting Requirements. Prior to the date on which all the Preferred Shares have been redeemed in whole, the Recipient covenants and agrees that, upon the written request of the Investor or any Holder to which rights are assigned pursuant to Section 1.9 of Annex E and at all times from and after such request, (i) to the extent it is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall comply with the terms and conditions set forth in Annex E or (ii) as soon as practicable after the date that the Recipient becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall comply with the terms and conditions set forth in Annex E.
(i)Nonpayment of Dividends. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend that has been declared or not to declare any dividend in full for any Dividend Period (as defined in the Certificate of Designations), then no later than three (3) business days prior to the Dividend Payment Date (as defined in the Certificate of Designations) corresponding to such dividend the principal executive officer and principal financial officer of the Recipient shall provide written notice, in a form reasonably satisfactory to the Investor, informing the Investor that the Recipient will not pay a declared dividend or determined not to declare dividends in full and providing the rationale of the Board of Directors, or a duly authorized committee thereof, for not paying or declaring dividends, as applicable.
(j)Compliance with Federal Law. The Recipient shall comply with, and hereby assures that it will comply with, all applicable federal statutes and regulations relating to nondiscrimination including: (i) Title VI of the Civil Rights Act of 1964 (42 U.S.C. § 2000d et seq.), including Treasury’s implementing regulations at 31 C.F.R. Part 22; (ii) Section 504 of the Rehabilitation Act of 1973, as amended (29 U.S.C. § 794); and (iii) the Age Discrimination Act of 1975, as amended (42 U.S.C. §§ 6101–6107), including Treasury’s implementing regulations at 31 C.F.R. Part 23 and the general age discrimination regulations at 45 C.F.R. Part 90.

(k)Transactions with Affiliates. Until such time as the Investor or one of its Affiliates, directly or indirectly, ceases to own any Preferred Shares, (i) the Recipient, if subject to Section 23A and Section 23B of the Federal Reserve Act (12 U.S.C. §§ 371c and 371c-1) shall comply with such Sections and Regulation W promulgated thereunder (12 C.F.R. Part 223) and (ii) the Recipient, if not subject to such Sections and Regulation, shall comply with such Sections and Regulation to the same extent as if the Recipient were a member of the Federal Reserve System, except for any transactions between a Bank Holding Company or Savings and Loan Holding Company and its IDI Subsidiaries.
(l)Outreach Plan. The Recipient shall provide community outreach and communication, where appropriate, describing the availability and application process of receiving loans made possible by the ECIP through organizations, trade associations, and individuals that represent or work within or are members of minority communities.
Section 4.2    Negative Covenants. The Recipient hereby covenants and agrees with the Investor that:
(a)Certain Transactions. The Recipient shall not merge or consolidate with, or sell, transfer, convey or lease all or substantially all of its property or assets, or, in the case of an issuer that is a Bank Holding Company, any insured depository institution subsidiary, to, any other party unless the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Recipient), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Recipient, including, if applicable, the issuance by the successor party of senior preferred stock equivalent to the Preferred Shares. Any such successor entity must also qualify at the time of the transaction as an Eligible Financial Institution unless prior written approval of the Investor is obtained.
(b)CDFI and MDI Status. If the Recipient is a CDFI as of the Signing Date, the Recipient shall not revoke its status as a CDFI and shall use its reasonable best efforts to prevent its status as a CDFI from being changed, within the meaning of 12 U.S.C. § 4702 and in accordance with 12 C.F.R. § 1805.201. If the Recipient is an MDI as of the Signing Date, the Recipient shall not revoke its designation as an MDI and shall use its reasonable best efforts to maintain its designation as an MDI.
ARTICLE V
REMEDIES OF THE INVESTOR UPON BREACH
Section 5.1    Rate Reductions in the Event of Breaches and Violations. If Treasury determines, in its sole discretion, that the Recipient has breached, violated or defaulted under (i) any covenant, agreement or obligation of the Recipient included in this Agreement or the Preferred Shares, (ii) Section 104A of the Community Development Banking Act or the ECIP Interim Final Rule, or (iii) any additional rules or regulations established in connection with ECIP that further the purposes of Section 104A of the Community Development Banking Act , Treasury may, in its sole discretion, determine that the Recipient shall not be eligible for any rate reduction with respect to the Preferred Shares for such period as Treasury, in its sole discretion, shall determine. Any such determination shall cause the applicable dividend rate of the Preferred Stock to reset as specified in the Certificate of Designations. Treasury shall provide notice to the Recipient of any determination with respect to the Recipient’s disqualification from eligibility for rate reductions or the termination of any such disqualification; provided that any failure by Treasury to provide notice of any such determination or defect in such notice or the transmission thereof shall not affect or prejudice Treasury’s rights or remedies under this Section 5.1 or the Preferred Shares. Notwithstanding the foregoing, a determination by the Recipient not to declare dividends for any dividend period or a default in the payment of dividends that have been declared shall not be subject to this Section 5.1.
Section 5.2    Recipient Breach, Violation or Default.
(a)If Treasury determines, in its sole discretion, that the Recipient or an Affiliate of the Recipient has breached, violated or defaulted under (i) any covenant, agreement or obligation of the Recipient or an Affiliate of the Recipient included in this Agreement or the Preferred Shares, (ii) Section 104A of the Community Development Banking Act or the ECIP Interim Final Rule, or (iii) any additional rules or regulations established in connection with ECIP that further the purposes of Section 104A of the Community Development Banking Act, Treasury may, in its sole discretion, report such breach, violation or default to the CDFI Fund or other entities within or affiliated with Treasury. The Recipient acknowledges that any such report of a breach, violation or default may result in the Recipient becoming ineligible for awards or programs offered by the CDFI Fund or other entities within or affiliated with Treasury at that time or in the future in accordance with the terms and conditions of such awards or programs offered by the CDFI Fund or other entities within or affiliated with Treasury.
(b)The restrictions on, and notice requirement with respect to, the transferability of the Preferred Stock set forth in Section 6.3(a)(v) shall cease to apply if Treasury determines, in its sole discretion, that the Recipient or an Affiliate of the Recipient has breached, violated or defaulted under (i) any covenant, agreement or obligation of the Recipient or an Affiliate of the Recipient included in this Agreement or the Preferred Shares, (ii) Section 104A of the Community Development Banking Act or the ECIP Interim Final Rule, or (iii) any additional rules or regulations established in connection with ECIP that further the purposes of Section 104A of the Community Development Banking Act.
Section 5.3    Additional Remedies.
(a)    If Treasury determines, in its sole discretion, that the Recipient or an Affiliate of the Recipient has breached, violated or defaulted under (i) any covenant, agreement or obligation of the Recipient or an Affiliate of the Recipient included in this Agreement or the Preferred Shares, (ii) Section 104A of the Community Development Banking Act or the ECIP Interim Final Rule, or (iii) any additional rules or regulations established in connection with ECIP that further the purposes of Section 104A of the Community Development Banking Act, Treasury may propose a remedy that Treasury determines, in its sole discretion, is proportional to the breach, violation or default. If Treasury makes such a determination and proposes a remedy under this Section 5.3(a), Treasury shall notify the Recipient in writing of its proposed determination of a breach, violation or default, provide an explanation of the nature of the breach, violation or default, and specify the proposed remedy. Upon receipt of such notice, the Recipient shall, within seven (7) days, accept

Treasury’s proposed remedy, propose an alternative remedy, or provide information and documentation contesting Treasury’s proposed determination. Treasury shall consider any such submission by the Recipient and make a final written determination, which will state Treasury’s findings regarding the breach, violation or default and the remedy to be imposed.
(b)If Treasury makes a final determination under Section 5.3(a) that a breach, violation or default has occurred, Treasury may, in its sole discretion, require additional reporting or monitoring; initiate suspension or debarment proceedings as authorized under 2 C.F.R. Part 180; or take any such other action as Treasury, in its sole discretion, deems appropriate and determines, in its sole discretion, to be proportional to the breach, violation or default; provided, however, that Treasury shall not require the Preferred Shares to be redeemed as a remedy under this Section 5.3 and such redemption shall be governed exclusively by the terms and conditions set forth in the Certificate of Designations.
(c)Treasury may make a final determination regarding a breach, violation or default without regard to Section 5.3(a) if Treasury determines, in its sole discretion, that such determination is necessary to protect a material interest of the federal government. In such event, Treasury shall notify the Recipient of the remedy that Treasury, in its sole discretion, shall impose, after which the Recipient may contest Treasury’s final determination or propose an alternative remedy in writing to Treasury. Following the receipt of such a submission by the Recipient, Treasury may, in its sole discretion, maintain or alter its final determination.
(d)Instead of, or in addition to, the remedies listed above, Treasury may refer any breach, violation or default or any allegations of fraud, waste, or abuse to the Inspector General of the Treasury.
(e)Notwithstanding the foregoing, a determination by the Recipient not to declare dividends or a default in the payment of dividends that have been declared for any dividend period shall not be subject to this Section 5.3.
ARTICLE VI
ADDITIONAL AGREEMENTS
Section 6.1    Purchase for Investment. The Investor acknowledges that the Preferred Shares have not been registered under the Securities Act or under any state securities laws (or, if the Recipient is a national bank or federal savings association, Part 16). The Investor (a) is acquiring the Preferred Shares pursuant to an exemption from registration under the Securities Act (and, if the Recipient is a national bank or federal savings association, Part 16) solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws (or, if applicable, Part 16), (b) will not sell or otherwise dispose of any of the Preferred Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws (and, if applicable, Part 16), and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision.

Section 6.2    Legends.
(a)    The Investor agrees that all certificates or other instruments representing the Preferred Shares will bear a legend substantially to the following effect, as applicable:
If the Recipient is a Bank Holding Company, Savings and Loan Holding Company, national bank or federal savings association:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, OR (IF THE ISSUER IS A NATIONAL BANK OR FEDERAL SAVINGS ASSOCIATION) PART 16 OF THE REGULATIONS OF THE OFFICE OF THE COMPTROLLER OF THE CURRENCY (“PART 16”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND PART 16 (IF APPLICABLE) OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS OR SUCH REGULATIONS, AS APPLICABLE. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF THE ISSUER IS A NATIONAL BANK OR FEDERAL SAVINGS ASSOCIATION, AS INCORPORATED INTO PART 16). ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT OR PART 16, AS APPLICABLE, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (IF THE ISSUER IS A NATIONAL BANK OR FEDERAL SAVINGS ASSOCIATION, AS INCORPORATED INTO PART 16), (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS

OF THE SECURITIES ACT AND PART 16, AS APPLICABLE AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
“THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”
If the Recipient is a state-chartered bank or savings association:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
“THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”
(b)    In the event that any Preferred Shares (i) become registered under the Securities Act (or, if applicable, Part 16) or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A) (or, if applicable, Part 16), the Recipient shall issue new certificates or other instruments representing such Preferred Shares, which shall not contain the applicable legends in Section 6.2(a) above; provided that the Investor surrenders to the Recipient the previously issued certificates or other instruments.
Section 6.3    Transfer of Preferred Shares.
(a)    Subject to compliance with applicable law, the Investor (and any investment vehicles established and used by the Investor to purchase, hold, and sell Preferred Shares) shall be permitted to transfer, sell, assign or otherwise dispose of (each, a “Transfer”) all or a portion of the Preferred Shares at any time and from time to time, and the Recipient shall take all steps as may be reasonably requested by the Investor to facilitate the sale of the Preferred Shares, including, as set forth in Section 6.4, provided that:
(i)The Investor shall not Transfer any Preferred Shares if such Transfer would (A) require the Recipient to be subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act and the Recipient was not already subject to such requirements or (B) if the Recipient is a national bank or federal savings association, require the Recipient to register the securities under Part 16;
(ii)Prior to the sale of all or a portion of the Preferred Shares by the Investor to a third party, the Investor shall deliver to the Recipient a notice (“ROFR Notice”) setting forth the number of Preferred Shares proposed to be sold (the “Offered Shares”) and the cash purchase price per Preferred Share (which shall reflect a valuation of the Preferred Shares to be sold determined by an independent third party) (the “Offer Price”) and other terms and conditions on which the Investor proposes to sell the Offered Shares. Within ten (10) days from the date the Investor delivers the ROFR Notice to the Recipient (the “Review Period”), the Recipient shall deliver to the Investor a written notice (a “Response Notice”) stating whether it elects to purchase all the Offered Shares and irrevocably offering to purchase such number of Offered Shares on the terms contained in the ROFR Notice, which purchase shall, as applicable, be conditional upon receipt of prior approval from the Recipient’s Appropriate Federal Banking Agency. If the Recipient does not deliver a Response Notice in accordance with this Section 6.3(a)(ii) prior to the expiration of the Review Period, then the Recipient will be deemed to have elected not to exercise the right of first refusal specified in the ROFR Notice and the Investor shall be free to sell the Offered Shares to a third party on the terms reflected in the ROFR Notice;
(iii)The Investor shall not sell more than twenty-five percent (25%) of the outstanding equity interests of the Recipient to a single third party without the Recipient’s consent, which may not be unreasonably delayed, conditioned or withheld;
(iv)With the prior consent of the Recipient (which may not be unreasonably delayed, conditioned or withheld), the Investor may Transfer all or a portion of the Preferred Shares for no consideration or for a de minimis amount to a mission-aligned nonprofit Affiliate of an Eligible Financial Institution participating in the ECIP that is an Insured CDFI (an “Eligible Nonprofit”); and
(v)Subject to Section 5.2(b), the Investor shall not sell the Preferred Shares to a third party (other than to an Eligible Nonprofit) prior to the Tenth Anniversary without the prior consent of the Recipient (which may not be unreasonably delayed, conditioned or withheld). In addition, subject to Section 5.2(b), the Investor shall provide the Recipient eighteen (18) months’ advance notice of the Investor’s intent to Transfer the Preferred Shares to a third party other than an Eligible Nonprofit.
(b)    In furtherance of the foregoing, the Recipient shall provide reasonable cooperation to facilitate any Transfers of the Preferred Shares, including, as is reasonable under the circumstances, by furnishing such information concerning the Recipient and its business as a proposed transferee may reasonably request and making management of the Recipient reasonably available to respond to questions of a proposed transferee in accordance with customary practice, subject in all cases to the proposed transferee agreeing to a customary confidentiality agreement. For the avoidance of doubt, the term “third party” as used in this Section 6.3 shall not refer to an investment vehicle or other entity controlled by the Investor, or to any Affiliate of the Investor.
Section 6.4    Rule 144; Rule 144A; 4(a)(1 1/2) Transactions.
(a)At all times after the Signing Date, the Recipient covenants that (1) it will, upon the request of the Investor or any subsequent holders of the Preferred Shares (“Holders”), use its reasonable best efforts to (x), to the extent any Holder is relying on Rule 144 under the Securities Act to sell any of the Preferred Shares (including, in the case of a Recipient that is a national bank or federal savings association, as Rule 144 is incorporated into Part 16), make “current public information” available, as provided in Section (c)(1) of Rule 144 (if the Recipient is a “Reporting Issuer” within the meaning of Rule 144) or in Section (c)(2) of Rule 144 (if the Recipient is a “Non-Reporting Issuer” within the meaning of Rule 144), in either case for such time period as necessary to permit sales pursuant to Rule 144, (y), to the extent any Holder is relying on the so-called “Section 4(a)(1 1/2)” exemption to sell any of its Preferred Shares, prepare and provide to such Holder such information, including the preparation of private offering memoranda or circulars or financial information, as the Holder may reasonably request to enable the sale of the Preferred Shares pursuant to such exemption, or (z) to the extent any Holder is relying on Rule 144A under the Securities Act (including, in the case of a Recipient that is a national bank or federal savings association, as such Rule is incorporated into Part 16) to sell any of its Preferred Shares, prepare and provide to such Holder the information required pursuant to Rule 144A(d)(4), and (2) it will take such further action as any Holder may reasonably request from time to time to enable such Holder to sell Preferred Shares without registration under the Securities Act (or, in the case of a Recipient that is a national bank or federal savings association, under Part 16) within the limitations of the exemptions provided by (i) the provisions of the Securities Act or any interpretations thereof or related thereto by the SEC, including transactions based on the so-called “Section 4(a)(1 1/2)” and other similar transactions, (ii) Rule 144 or Rule 144A under the Securities Act, as such rules may be amended from time to time, or (iii) any similar rule or regulation hereafter adopted by the SEC (or, in the case of a Recipient that is a national bank or a federal savings association, as applicable under Part 16); provided that the Recipient shall not be required to take any action described in this Section 6.4(a) that would cause the Recipient to become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Recipient was not subject to such requirements prior to taking such action. Upon the request of any Holder, the Recipient will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
(b)If the Recipient is a state-chartered bank or savings association, the Investor and Recipient acknowledge that, as of the Signing Date, the offer and sale of the Preferred Shares is a security of an insured depository institution and, accordingly, the transfer of such securities is exempt from the registration requirements of the Securities Act and qualification and registration requirements under state law. Notwithstanding the foregoing, so long as the Preferred Shares are subject to the exemption provided by Section 3(a)(2) or Section 3(a)(5) of the Securities Act, the provisions of this Section 6.4 shall be interpreted so as to nonetheless provide a Holder of Preferred Shares with the benefit of the cooperation of the Recipient to facilitate a sale of the Preferred Shares, including the preparation and provision of materials referenced in Section 6.4(a)(1)(y).

(a)The Recipient agrees to indemnify Investor, Investor’s officials, officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls Investor within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any document or report provided by the Recipient pursuant to this Section 6.4 or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)If the indemnification provided for in Section 6.4(c) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Recipient, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Recipient, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Recipient, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Recipient or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Recipient and Investor agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6.4(b). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Recipient if the Recipient was not guilty of such fraudulent misrepresentation.
Section 6.5    Depositary Shares. Upon request by the Investor at any time following the Closing Date, the Recipient shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to the Investor and with a depositary reasonably acceptable to the Investor, pursuant to which the Preferred Shares may be deposited and depositary shares, each representing a fraction of a Preferred Share, as specified by the Investor, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Preferred Shares, as applicable, pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Preferred Shares” and, as applicable, “Registrable Securities” for purposes of this Agreement.
Section 6.6    Expenses and Further Assurances.
(a)    Unless otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
(b)    The Recipient shall, at the Recipient’s sole cost and expense, (i) furnish to the
Investor all instruments, documents and other agreements required to be furnished by the Recipient pursuant to the terms of this Agreement, including any documents required to be delivered pursuant to Section 6.4 above, or which are reasonably requested by the Investor in connection therewith; (ii) execute and deliver to the Investor such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Preferred Shares purchased by the Investor, as Investor may reasonably require; and (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement, as the Investor shall reasonably require from time to time.
Section 6.7    Noncompliance. The Recipient acknowledges and agrees that this
Agreement is entered into under Section 104A of the Community Development Banking Act and that the ECIP Interim Final Rule was promulgated under that Act and, accordingly, where applicable, the enforcement of the provisions of the Agreement and the ECIP Interim Final Rule (and any violations thereof) are subject to 12 U.S.C. § 4717. The Recipient further acknowledges and agrees that the Investor may inform the Appropriate Federal Banking Agency of Recipient’s apparent noncompliance.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Termination. This Agreement shall terminate upon the earliest to occur of:
(a)    termination at any time prior to the Closing:
(i)by either the Investor or the Recipient if the Closing shall not have occurred by the thirtieth (30th) calendar day following the Signing Date; provided, however, that in the event the Closing has not occurred by such thirtieth (30th) calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth calendar day after such thirtieth (30th) calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 7.1(a)(i) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or
(ii)by either the Investor or the Recipient in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or
(iii)by the mutual written consent of the Investor and the Recipient; or

(b)the date on which all the Preferred Shares have been redeemed in whole; or
(c)the date on which the Investor has transferred all the Preferred Shares to third parties which are not Affiliates of the Investor; or
(d)if the Closing shall not have occurred by June 30, 2022, on such date.
In the event of termination of this Agreement as provided in this Section 7.1, subject to Section 7.2(b), this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
Section 7.2    Survival.
(a)This Agreement and all representations, warranties, covenants and agreements made herein shall survive the Closing without limitation.
(b)The covenants set forth in Article IV and Annex E and the agreements set forth in Article V shall, to the extent such covenants do not explicitly terminate at such time as the Investor no longer owns any Preferred Shares, survive the termination of this Agreement pursuant to Section 7.1(c) hereof without limitation until the date on which all the Preferred Shares have been redeemed in whole; provided that the covenant set forth in Section 4.1(c)(i) shall survive indefinitely with respect to the Inspector General of the Treasury and the Comptroller General of the United States and the period described in Section 4.1(c)(i)(y).
(c)The rights and remedies of Treasury with respect to the representations, warranties, covenants and obligations of the Recipient herein shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time by Treasury or any of its personnel or agents with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation.
Section 7.3    Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party; provided that for so long as the Preferred Shares are outstanding, the Investor may at any time and from time to time unilaterally amend this Agreement to the extent the Investor deems necessary, in its sole discretion, to comply with, or conform to, any changes after the Signing Date in any federal statutes and any rules and regulations. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.
Section 7.4    Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 7.5    Governing Law; Submission to Jurisdiction, etc. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the Purchase contemplated hereby and (b) that notice may be served upon (i) the Recipient at the address and in the manner set forth for notices to the Recipient in Section 7.6 and (ii) the Investor at the address and in the manner set forth for notices to the Recipient in Section 7.6, but otherwise in accordance with federal law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY CIVIL LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE PURCHASE CONTEMPLATED HEREBY.
Section 7.6    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices to the Recipient shall be delivered as set forth in Schedule A, or pursuant to such other instruction as may be designated in writing by the Recipient to the Investor. All notices to the Investor shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Investor to the Recipient.
If to the Investor:
United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, D.C. 20220
Attention: Emergency Capital Investment Program, Office of Domestic
Finance
E-mail: ECIP@treasury.gov
Section 7.7    Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Recipient’s stockholders (a “Business Combination”) where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale, (b) an assignment of certain access and information rights as provided in Section 4.1(c) or the right to receive Qualified Lending Reports as provided in Section 4.1(g) or Annex E or (c) an assignment by the Investor of this Agreement to an Affiliate of the Investor; provided that if the Investor assigns this Agreement to an Affiliate, the Investor shall be relieved of its obligations under this Agreement but (i) all rights, remedies and obligations of the Investor hereunder shall continue and be enforceable by such Affiliate, (ii) the Recipient’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to the Investor herein shall be deemed to include such Affiliate.
Section 7.8    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section 7.9    No Third Party Beneficiaries. Other than as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Recipient and the Investor (and any Indemnitee) any benefit, right or remedies.
Section 7.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled (without the necessity of posting a bond) to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.
* * *

ANNEX A
FORM OF OFFICER’S CERTIFICATE
OFFICER’S CERTIFICATE OF
[RECIPIENT]
In connection with that certain letter agreement, dated [    ], 20[ ] (the
“Agreement”) by and between [RECIPIENT] (the “Recipient”) and the United States Department of the Treasury which incorporates that certain Securities Purchase Agreement – Standard Terms referred to therein (the “Standard Terms”), the undersigned does hereby certify as follows:
1.I am a duly elected/appointed [    ] of the Recipient.
2.The representations and warranties of the Recipient set forth in Section 3.1 of the Standard Terms are true and correct in all respects as though as of the date hereof (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all respects as of such other date) and the Recipient has performed in all material respects all obligations required to be performed by it under the Agreement.
3.The Certificate of Designations, a true, complete and correct copy of which is attached as Exhibit A hereto, has been filed with, and accepted by the [Secretary of State of the
State of    ]//[insert name of other applicable Governmental Authority].
4.The Recipient is an Eligible Financial Institution and, as applicable, has delivered to the Investor true, complete and correct copies of any certifications pertinent to its status as an Eligible Financial Institution.
5.The Recipient is in compliance with the provisions of Section 104A of the Community Development Banking and Financial Institutions Act of 1994, and all rules and regulations issued thereunder, including the ECIP Interim Final Rule.
6.Neither the Recipient nor any Recipient Subsidiary is a “covered entity” as defined in Section 104A(h)(2)(ii) of the Community Development Banking Act.
The foregoing certifications are made and delivered as of [    ] pursuant to
Section 2.3 of the Standard Terms.
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Standard Terms.
[SIGNATURE PAGE FOLLOWS]
Annex A-1

IN WITNESS WHEREOF, this Officer’s Certificate has been duly executed and
delivered as of the [    ] day of [    ], 20[ ].
[RECIPIENT]
By:
Name:
Title:
Annex A-2

EXHIBIT A

Annex A-3

ANNEX B
FORM OF CERTIFICATE OF DESIGNATIONS FOR PREFERRED STOCK [SEE ATTACHED]
Annex B-1

(ECIP Bank/Thrifts/BHCs/SLHCs Senior Preferred Stock)
ANNEX B
FORM OF [CERTIFICATE OF DESIGNATIONS]
OF
SENIOR1 NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES [●]
OF
[●]
[Insert name of Issuer], a [corporation/bank/banking association/savings association] [organized][incorporated] and existing under the laws of the [Insert jurisdiction of organization] and an Eligible Financial Institution (the “Issuer”), in accordance with the provisions of Section[s] [●] of the [Insert applicable statute] thereof, does hereby certify:
The Board of Directors, in accordance with the [[certificate of incorporation/articles of association] and bylaws] of the Issuer and applicable law, adopted the following resolution on [●] creating a series of [●] shares of Senior Preferred Stock of the Issuer designated as “Senior Non-Cumulative Perpetual Preferred Stock, Series [●1”.
RESOLVED, that pursuant to the provisions of the [[certificate of incorporation/articles of association] and the bylaws] of the Issuer and applicable law, a series of Senior Preferred Stock, par value $[●] per share, of the Issuer be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of senior preferred stock designated as the “Senior Non-Cumulative Perpetual Preferred Stock, Series [●1” (the “Designated Senior Preferred Stock”). The authorized number of shares of Designated Senior Preferred Stock shall be [●].
Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a
_____________________________________________________1 Note to Draft: The Designated Senior Preferred Stock will rank senior to the Issuer’s Common Stock and equally with the most senior class or series of existing preferred stock. If the Issuer has one existing class or series of preferred stock, the Designated Senior Preferred Stock will rank equally with that class or series, which will be identified as Parity Stock. If the Issuer has multiple existing classes or series of preferred stock that all rank equally with one another, the Designated Senior Preferred Stock will rank equally with those classes and series, which will be identified as Parity Stock. If the Issuer has multiple existing classes or series of preferred stock that do not all rank equally with one another, the most senior classes and series will be identified as Parity Stock and the junior classes and series will be identified as Junior Stock.

part of this [Certificate of Designations] to the same extent as if such provisions had been set forth in full herein.
Part 3. Definitions. The following terms are used in this [Certificate of Designations] (including the Standard Provisions in Schedule A hereto) as defined below:
(a)“Board of Directors” means the Board of Directors of the Issuer or a committee thereof duly authorized by it to declare dividends on the Designated Senior Preferred Stock or take other action relating to the Designated Senior Preferred Stock; provided, for purposes of Section 7(c), the term Board of Directors shall refer to the Board of Directors and not to any committee thereof.
(b)“CDFI” means a regulated community development financial institution currently certified by the CDFI Fund pursuant to 12 C.F.R. § 1805.201(a) as having satisfied the eligibility requirements of the Community Development Financial Institutions Program and that satisfies the eligibility requirements for a community development financial institution set forth in 12 C.F.R. § 1805.201 (b)(1) – (6).
(c)“CDFI Fund” means the Community Development Financial Institution Fund of the United States Department of the Treasury.
(d)“Common Stock” means the common stock, par value $[●] per share, of the Issuer.
(e)“Dividend Parity Stock” means any class or series of stock of the Issuer that ranks on a parity with the Designated Senior Preferred Stock as to dividend rights (without regard to whether dividends accrue cumulatively or non-cumulatively), including [Insert title(s) of existing classes or series of Dividend Parity Stock] and any other class or series of stock of the Issuer (other than Common Stock, Designated Senior Preferred Stock or any class or series of stock identified in the definition of Junior Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Senior Preferred Stock as to dividend rights.
(f)“Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year.
(g)“Eligible Financial Institution” means a financial institution that is, as of the date of submitting an application to participate in the Emergency Capital Investment Program and as of the Signing Date (1)(i) a CDFI or (ii) a MDI; and (2)(i) an insured depository institution not controlled by a company registered as a bank holding company with the Federal Reserve pursuant to 12 U.S.C. § 1842 (a “Bank Holding Company”) or a company registered as a savings and loan holding company with the Federal Reserve pursuant to 12 U.S.C. § 1467(a) (a “Savings and Loan Holding Company”) that is also an Eligible Financial Institution, (ii) a Bank Holding Company; (iii) a Savings and Loan Holding Company; or (iv) any credit union the member accounts of which are insured by the National Credit Union Share Insurance Fund.
(h)“First Optional Redemption Date” means [insert the date of first dividend payment date that occurs five years after the Original Issue Date].

(i)“Initial Aggregate Liquidation Amount” means $[●].2
(j)“Junior Stock” means the Common Stock, [Insert titles of any existing Junior Stock] and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Senior Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.
(k)“Liquidation Amount” means $[1,000]3 per share of Designated Senior Preferred Stock.
(l)“Liquidation Preference Parity Stock” means any class or series of stock of the Issuer that ranks on a parity with Designated Senior Preferred Stock as to rights on liquidation, dissolution or winding up of the Issuer (without regard to whether dividends accrue cumulatively or non-cumulatively), including [Insert title(s) of existing classes or series of Liquidation Preference Parity Stock] and any other class or series of stock of the Issuer (other than Common Stock, Designated Senior Preferred Stock or any class or series of stock identified in the definition of Junior Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Senior Preferred Stock as to rights on liquidation, dissolution or winding up of the Issuer.
(m)“MDI” means a minority depository institution, (i) as defined in section 308 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (12 U.S.C. § 1463 et seq.); or (ii) considered to be a minority depository institution by the National Credit Union Administration or the “appropriate Federal banking agency” as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(q)), as applicable; or (iii) as listed in the Federal Deposit Insurance Corporation’s Minority Depository Institutions List published for the third quarter of 2020.
(n)“Parity Stock” means Dividend Parity Stock and Liquidation Preference Parity Stock.
(o)“Signing Date” means [Insert date of applicable securities purchase agreement].
Part 4. Certain Voting Matters. [To be inserted if the Charter provides for voting in proportion to liquidation preferences: Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Designated Senior Preferred Stock and, if applicable, any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Designated Senior Preferred Stock are entitled to vote shall be determined by the Issuer by
_____________________________________________________-2 Note to Draft: To be equal to the Liquidation Amount per share multiplied by the number of shares issued to the Investor.
3 Note to Draft: If the Issuer desires to issue shares with a higher dollar amount liquidation preference, liquidation preference references will be modified accordingly. In such case (in accordance with Section 6.5 of the Securities Purchase Agreement and if requested by the Investor), the Issuer will be required to enter into a deposit agreement.

reference to the specified liquidation amount of the shares voted or covered by the consent as if the Issuer were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of Designated Senior Preferred Stock under Section 7 of the Standard Provisions attached hereto and forming part of this [Certificate of Designations], each holder will be entitled to one vote for each $[1,000] of liquidation preference to which such holder’s shares are entitled.] [To be inserted if the Charter does not provide for voting in proportion to liquidation preferences: Holders of shares of Designated Senior Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Senior Preferred Stock are entitled to vote, including any action by written consent.]
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, [Insert name of Issuer] has caused this [Certificate of Designations] to be signed by [●], its [●], this [●] day of [●].
[Insert name of Issuer]
By:
Name:
Title:

Schedule A
STANDARD PROVISIONS
Section 1. General Matters. Each share of Designated Senior Preferred Stock shall be identical in all respects to every other share of Designated Senior Preferred Stock. The Designated Senior Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Senior Preferred Stock shall rank equally with Dividend Parity Stock with respect to the payment of dividends, shall rank equally with Liquidation Preference Parity Stock with respect to the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer and shall rank senior to Common Stock and, as applicable, other Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.
Section 2. Standard Definitions. As used herein with respect to Designated Senior Preferred Stock:
(a)“Acquiror” in any Holding Company Transaction, means the surviving or resulting entity or its ultimate parent in the case of a merger or consolidation or the transferee in the case of a sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole.
(b)“Aggregate Baseline” means the “Aggregate Baseline Qualified Lending” set forth in the Applicable Quarterly Supplemental Report relating to the Last Reset Date. Notwithstanding the foregoing, if the Applicable Quarterly Supplemental Report relating to the Last Reset Date is restated pursuant to Section 4.1(g)(ii) of the Securities Purchase Agreement, “Aggregate Baseline” shall mean the “Aggregate Baseline Qualified Lending” set forth on such restated Applicable Quarterly Supplemental Report.
(c)“Aggregate Increase in Qualified Lending” means the Aggregate Qualified Lending minus the Aggregate Baseline.
(d)“Aggregate Qualified Lending” means the “Aggregate Annual Qualified Lending” set forth in the Applicable Quarterly Supplemental Report relating to the Last Reset Date. Notwithstanding the foregoing, if the Applicable Quarterly Supplemental Report relating to the Last Reset Date is restated pursuant to Section 4.1(g)(ii) of the Securities Purchase Agreement, “Aggregate Qualified Lending” shall mean the “Aggregate Annual Qualified Lending” set forth on such restated Applicable Quarterly Supplemental Report.

(e)“Annual Reset Period” means the period from and including the First Reset Date, to, but excluding, the next following Reset Date, and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date; provided that the last Annual Reset Period will be the period from and including the Reset Date immediately preceding the Tenth Anniversary to, but excluding, the Last Reset Date. Each Reset Date “relates” to the Annual Reset Period commencing on such Reset Date, and vice versa (with the words “related” and “relating” having correlative meanings).

(f)“Applicable Dividend Rate” has the meaning set forth in Section 3(a).
(g)“Applicable Investment Amount” means the Initial Aggregate Liquidation Amount, subject to adjustment pursuant to Section 3(a)(v).
(h)“Applicable Quarterly Supplemental Report” means, for the First Reset Date, the Quarterly Supplemental Report for the most recently completed calendar quarter for which the due date has occurred and, for each Reset Date thereafter, the Quarterly Supplemental Report for the most recently completed calendar quarter.
(i)“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” for the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
(j)“Average Annual Increase in Qualified Lending” means the “Average Annual Increase in Qualified Lending” set forth in the Applicable Quarterly Supplemental Report relating to the Last Reset Date, which is based on the Aggregate Increase in Qualified Lending over a nine-year period preceding the Last Reset Date. Notwithstanding the foregoing, if the Applicable Quarterly Supplemental Report relating to the Last Reset Date is restated pursuant to Section 4.1(g)(ii) of the Securities Purchase Agreement, “Average Annual Increase in Qualified Lending” shall mean the “Average Annual Increase in Qualified Lending” set forth on such restated Applicable Quarterly Supplemental Report.
(k)“Average Applicable Investment Amount” means the “Average Applicable Investment Amount” set forth in the Applicable Quarterly Supplemental Report relating to the Last Reset Date.
(l)“Bank Holding Company” means a company registered as a bank holding company with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. § 1842.
(m)“Baseline” means the “Baseline Qualified Lending” set forth on the Initial Supplemental Report, subject to adjustment pursuant to Section 3(a)(iv). Notwithstanding the foregoing, if the Initial Supplemental Report is restated pursuant to Section 4.1(g)(ii) of the Securities Purchase Agreement, “Baseline” shall mean the “Baseline Qualified Lending” set forth on such restated Initial Supplemental Report, subject to adjustment pursuant to Section 3(a)(iv).
(n)“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.
(o)“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental action to close.

(p)“Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(q)“Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Designated Senior Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
(r)“Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document, as it may be amended from time to time, including the Certificate of Designations.
(s)“Dividend Period” means the period from and including any Dividend Payment Date to, but excluding, the next following Dividend Payment Date; provided, however, the initial Dividend Period shall be the period from and including the Second Anniversary to, but excluding, the next succeeding Dividend Payment Date. Dividend Payment Dates and Dividend Periods will not be adjusted for Business Days.
(t)“Dividend Record Date” has the meaning set forth in Section 3(b)(iii).
(u)“First Reset Date” means the Second Anniversary.
(v)“Holding Company Preferred Stock” has the meaning set forth in Section 7(d)(iv).
(w)“Holding Company Transaction” means (a) any transaction (including, without limitation, any acquisition, merger or consolidation) a result of which is that a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, (i) becomes the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under that Act, of common equity of the Issuer representing more than fifty percent (50%) of the voting power of the outstanding Common Stock or (ii) is otherwise required to consolidate the Issuer for purposes of generally accepted accounting principles in the United States, or (b) any consolidation or merger of the Issuer or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Issuer and its subsidiaries, taken as a whole, to any Person other than one of the Issuer’s subsidiaries; provided that, in the case of either clause (a) or (b), the Issuer or the Acquiror is or becomes a Bank Holding Company or Savings and Loan Holding Company.
(x)“Initial Supplemental Report” means the supplemental report delivered by the Issuer to Treasury prior to the Original Issue Date pursuant to the Securities Purchase Agreement.
(y)“Last Reset Date” means the Dividend Payment Date immediately following the Tenth Anniversary, provided that if the Tenth Anniversary is a Dividend Payment Date, then the Last Reset Date shall be the date of the Tenth Anniversary.
(z)“Liquidation Preference” has the meaning set forth in Section 4(a).
(aa)    “Ninth Anniversary” means the date that is nine (9) years from the Original Issue Date.

(bb) “Original Issue Date” means the date on which shares of Designated Senior Preferred Stock are first issued.
(cc)    “Percentage Change in Qualified Lending” has the meaning set forth in Section 3(a)(ii).
(dd) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
(ee)    “Preferred Director” has the meaning set forth in Section 7(c).
(ff)    “Preferred Observer” has the meaning set forth in Section 7(b).
(gg) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Senior Preferred Stock.
(hh) “Qualified Lending” means, with respect to any particular Reset Date other than the Last Reset Date, the “Annual Qualified Lending” set forth in the Applicable Quarterly Supplemental Report with respect to such Reset Date. Notwithstanding the foregoing, if the Applicable Quarterly Supplemental Report is restated pursuant to Section 4.1(g)(ii) of the Securities Purchase Agreement, “Qualified Lending” shall mean the “Annual Qualified Lending” set forth on such restated Applicable Quarterly Supplemental Report.
(ii)    “Quarterly Supplemental Report” means a quarterly supplemental report to be delivered by the Issuer to Treasury on or after the Original Issue Date pursuant to the Securities Purchase Agreement.
(jj)    “Rate Reduction Disqualifying Event” means any breach, violation or default by the Issuer of or under (i) (A) Section 104A of the Community Development Banking and Financial Institutions Act of 1994 (12 U.S.C. § 4701 et seq.), (B) any regulations promulgated thereunder, including, without limitation, the interim final rule promulgated by Treasury setting forth restrictions on executive compensation, share buybacks and dividends applicable to participants in the Emergency Capital Investment Program, originally codified at 31 C.F.R. Part 35 or (C) any additional rules or regulations established in connection with the Emergency Capital Investment Program or (ii) any covenant, agreement or obligation of the Issuer set forth in the Agreement or this Certificate of Designation, in each case, as determined by Treasury in its sole discretion. Notwithstanding the foregoing, a determination by the Issuer not to declare dividends for any Dividend Period or a default in the payment of dividends shall not give rise to a Rate Reduction Disqualifying Event.
(kk) “Rate Reduction Disqualifying Period” means the period from and including the Dividend Payment Date immediately following the occurrence of a Rate Reduction Disqualifying Event (provided that if a Rate Reduction Disqualifying Event occurs on a Dividend Payment Date, the Rate Reduction Disqualifying Period shall commence on such Dividend Payment Date), to, but excluding, the Dividend Payment Date immediately following the occurrence of a Rate Reduction Termination Event. Any failure by Treasury to provide notice of a Rate Reduction Disqualifying Event or defect in such notice or the transmission thereof shall not affect the occurrence of a Rate Reduction Disqualifying Event or commencement or length of a Rate Reduction Disqualifying Period.
(ll)    “Rate Reduction Termination Event” means the determination by Treasury, in its sole discretion, that the Rate Reduction Disqualifying Event has terminated. For the avoidance of doubt, notwithstanding any actual or purported remediation or cure of the breach, violation or default giving rise to a Rate Reduction Disqualifying Event by the Issuer, a Rate Reduction Disqualifying Event shall be ongoing from and including the occurrence thereof unless and until Treasury, in its sole discretion, provides notice to the Issuer of the termination thereof.
(mm) “Regulatory Capital Treatment Event” means the good faith determination by the Issuer that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Appropriate Federal Banking Agency) or any political subdivision of or in the United States that is enacted or becomes effective after the Original Issue Date, or (ii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the Original Issue Date, there is more than an insubstantial risk that the Issuer will not be entitled to treat the full Liquidation Amount of $[1,000] per share of Designated Senior Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Appropriate Federal Banking Agency as then in effect and applicable, for so long as any share of Designated Senior Preferred Stock is outstanding.
(nn)    “Reset Date” means, as applicable, the (i) First Reset Date, (ii) (x) if the First Reset Date is not a Dividend Payment Date, each Dividend Payment Date immediately following each annual anniversary of the First Reset Date through the Dividend Payment Date immediately following the Ninth Anniversary or (y) if the First Reset Date is a Dividend Payment Date, each Dividend Payment Date occurring on each annual anniversary of the First Reset Date through the Dividend Payment Date occurring on the Ninth Anniversary, and (iii) the Last Reset Date. Reset Dates will not be adjusted for Business Days.
(oo) “Savings and Loan Holding Company” means a company registered as a savings and loan holding company with the Board of Governors of the Federal Reserve System pursuant to 12 U.S.C. § 1467a(b).
(pp) “Second Anniversary” means the date that is two (2) years from the Original Issue Date.
(qq) “Securities Purchase Agreement” means the Letter Agreement, including the Securities Purchase Agreement – Standard Terms attached as Exhibit A thereto, entered into between the Issuer and Treasury on the Signing Date relating to Treasury’s purchase of the Designated Senior Preferred Stock.
(rr)    “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Senior Preferred Stock.

(ss)    “Tenth Anniversary” means the date that is ten (10) years from the Original Issue Date.
(tt)    “Treasury” means the United States Department of the Treasury.
(uu) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Senior Preferred Stock are entitled to vote as specified in Section 7(d), any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
Section 3. Dividends.
_________(a)    Rate.
(i)    The “Applicable Dividend Rate” for each Dividend Period shall be determined as follows:
(1)From the Original Issue Date to, but excluding, the First Reset Date, the dividend rate on the Designated Senior Preferred Stock shall be zero percent (0%) per annum;
(2)From and including the First Reset Date, to, but excluding, the Last Reset Date, during each applicable Annual Reset Period, the dividend rate on the Designated Senior Preferred Stock shall be the applicable rate, expressed as a percentage per annum, set forth in column “A” of the table in Section 3(a)(iii), in each case determined by reference to the Applicable Quarterly Supplemental Report submitted to Treasury for the Reset Date relating to such Annual Reset Period; provided that if the Issuer shall fail to timely submit a complete and accurate Applicable Quarterly Supplemental Report during any Annual Reset Period, the dividend rate on the Designated Senior Preferred Stock for the next Annual Reset Period shall be 2.0%;
(3)From and including the Last Reset Date, the dividend rate on the Designated Senior Preferred Stock shall be the applicable rate, expressed as a percentage per annum, set forth in column “B” of the table in Section 3(a)(iii), determined by reference to the Applicable Quarterly Supplemental Report submitted to Treasury and relating to the Last Reset Date; provided that if the Issuer shall fail to timely submit a complete and accurate Applicable Quarterly Supplemental Report during the Annual Reset Period preceding the Last Reset Date, the dividend rate on the Designated Senior Preferred Stock shall be 2.0% from and including the Last Reset Date; and
(4)Notwithstanding the foregoing, during any Rate Reduction Disqualifying Period, the Applicable Dividend Rate shall be 2.0%.
(ii)    The “Percentage Change in Qualified Lending” used to determine the Applicable Dividend Rate for any Reset Date shall be the result of the following formulas, as applicable, expressed as a percentage:

(1)With respect to each Reset Date other than the Last Reset Date: (i)(x) the Qualified Lending set forth in the Applicable Quarterly Supplemental Report minus (y) the Baseline, divided by (ii) the Applicable Investment Amount, and multiplied by (iii) 100.
(2)With respect to the Last Reset Date: (i) the Average Annual Increase in Qualified Lending, divided by (ii) the Average Applicable Investment Amount, and multiplied by (iii) 100.
(iii)    The following table shall be used for determining the Applicable Dividend Rate:

If the Percentage Change in Qualified Lending is:	Column “A” – rate in effect during Annual Reset Periods	Column “B” – rate in effect from and including the Last Reset Date
Less than 200% of the Applicable Investment Amount (in the case of Section 3(a)(ii)(1)) or the Average Applicable Investment Amount (in the case of Section 3(a)(ii)(2))	2.0%	2.0%
More than or equal to 200%, but less than or equal to 400% of the Applicable Investment Amount (in the case of Section 3(a)(ii)(1)) or the Average Applicable Investment Amount (in the case of Section 3(a)(ii)(2))	1.25%	1.25%
More than 400% of the Applicable Investment Amount (in the case of Section 3(a)(ii)(1)) or the Average Applicable Investment Amount (in the case of Section 3(a)(ii)(2))	0.5%	0.5%

(iv)If the Issuer has consummated or consummates a Business Combination, any other merger or consolidation with or acquisition of another entity, since and including, the quarter ended on September 30, 2020, then, with respect to each such transaction, the Baseline shall be increased and, thereafter for each Annual Reset Period, the Baseline shall be the “Adjusted Baseline Qualified Lending” as calculated and set forth on the Applicable Quarterly Supplemental Report submitted to Treasury for the Reset Date relating to such Annual Reset Period. Such Adjusted Baseline Qualified Lending shall also factor into the determination of the Aggregate Baseline, as provided in the instructions for the Quarterly Supplemental Reports.
(v)If the Issuer has consummated or consummates a Business Combination, any other merger or consolidation with or acquisition of another entity that has also issued preferred stock or subordinated debt to Treasury through Treasury’s Emergency Capital Investment Program, the Applicable Investment Amount shall be adjusted to reflect the amount of the preferred stock or subordinated debt, as the case may be, issued by such entity to Treasury and, from and after any such Business Combination, or other merger, consolidation or acquisition, the Applicable Investment Amount shall be the “Adjusted Investment Amount” set forth on the Applicable Quarterly Supplemental Report submitted to Treasury for the Reset Date. Such adjustments shall also factor into the determination of the Average Applicable Investment Amount, as provided in the instructions for the Quarterly Supplemental Reports.
(b)    Payments.
(i)Holders of Designated Senior Preferred Stock shall be entitled to receive, on each share of Designated Senior Preferred Stock if, as and when declared by the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period at a rate per annum equal to the Applicable Dividend Rate for such Dividend Period on the Liquidation Amount per share of Designated Senior Preferred Stock, and no more, payable quarterly in arrears on each Dividend Payment Date occurring after the Second Anniversary. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, that day shall nevertheless be the Dividend Payment Date but the dividend payment due on that date will be postponed to the next day that is a Business Day, and no additional dividends will accrue or be payable as a result of that postponement.
(ii)Dividends that are payable on Designated Senior Preferred Stock with respect to any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
(iii)Any dividends that are payable on Designated Senior Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Senior Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors that is not more than sixty (60) nor less than ten (10) days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
(iv)Holders of Designated Senior Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Senior Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations). Because the Applicable Dividend Rate from, and including, the Original Issue Date to, but excluding, the Second Anniversary is zero percent (0%) per annum, holders of Designated Senior Preferred Stock shall not be entitled to receive any dividends with respect to any Dividend Period ending on or prior to the Second Anniversary.
(c)    Non-Cumulative. Dividends on shares of Designated Senior Preferred Stock shall be non-cumulative. If the Board of Directors does not declare a dividend on the Designated Senior Preferred Stock with respect to any Dividend Period, the holders of Designated Senior Preferred Stock shall have no right to receive any dividend with respect to such Dividend

Period, and the Issuer shall have no obligation to pay a dividend with respect to such Dividend Period, whether or not dividends are declared for any subsequent Dividend Period with respect to the Designated Senior Preferred Stock.
(d)    Priority of Dividends.
(i)So long as any share of Designated Senior Preferred Stock remains outstanding, (x) no dividend or distribution shall be declared or paid on any Junior Stock or Parity Stock (other than dividends payable solely in shares of stock that ranks junior to the Designated Senior Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding up of the Issuer), subject to the immediately following paragraph in the case of Dividend Parity Stock, (y) no Junior Stock or Dividend Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Issuer or any of its subsidiaries, and (z) no monies shall be paid or made available for any sinking fund for the redemption of Junior Stock or Dividend Parity Stock, unless full dividends on all outstanding shares of Designated Senior Preferred Stock with respect to the most recently completed Dividend Period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Senior Preferred Stock on the applicable record date) and the Issuer is not in default on its obligation to redeem any shares of Designated Senior Preferred Stock that have been called for redemption.
(ii)If the Board of Directors elects to declare only partial instead of full dividends for a dividend payment date and related dividend period (which terms include, in the case of Designated Senior Preferred Stock, the Dividend Payment Dates and Dividend Periods provided for herein) on the shares of Designated Senior Preferred Stock or any Dividend Parity Stock, then to the extent permitted by the terms of the Designated Senior Preferred Stock and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Designated Senior Preferred Stock and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Designated Senior Preferred Stock or any series of Dividend Parity Stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series as applicable (in either case, a “second series”), for purposes of this paragraph the Board of Directors may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and Dividend Period(s) with respect to the Designated Senior Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Designated Senior Preferred Stock.

(iii)    Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Senior Preferred Stock shall not be entitled to participate in any such dividends.
Section 4. Liquidation Rights.
(a)Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Senior Preferred Stock shall be entitled to receive for each share of Designated Senior Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer (including, without limitation, general creditors, subordinated debtholders and, if the Issuer is a depository institution, depositors), before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Senior Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any declared and unpaid dividends (without accumulation of undeclared dividends) on each such share (such amounts collectively, the “Liquidation Preference”).
(b)Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Senior Preferred Stock and the corresponding amounts payable with respect to any Liquidation Preference Parity Stock, holders of Designated Senior Preferred Stock and the holders of such Liquidation Preference Parity Stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
(c)Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Senior Preferred Stock and the corresponding amounts payable with respect to any Liquidation Preference Parity Stock has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.
(d)Merger, Consolidation and Sale of Assets Is Not Liquidation. For purposes of this Section 4(d), the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Senior Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.
Section 5. Redemption.
(a)    Optional Redemption. The Designated Senior Preferred Stock is perpetual and has no maturity date. The Issuer may, at its option, redeem the shares of Designated Senior Preferred Stock (i) in whole or in part, from time to time, on any Dividend Payment Date on or after the First Optional Redemption Date, or (ii) in whole but not in part at any time within ninety (90) days following a Regulatory Capital Treatment Event, in each case, at a cash redemption price equal to the Liquidation Amount, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount with respect to any dividends that have not been declared prior to such date). The redemption price for any shares of Designated Senior Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent, if the shares of Designated Senior Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Dividend Payment Date shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the Dividend Payment Date. Notwithstanding the foregoing, the Issuer may not redeem shares of Designated Senior Preferred Stock without having received the prior approval of the Appropriate Federal Banking Agency to the extent required under capital rules applicable to the Issuer and without complying with the capital rules applicable to the Issuer.
(b)No Sinking Fund. The Designated Senior Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Senior Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Senior Preferred Stock.
(c)Notice of Redemption. Notice of every redemption of shares of Designated Senior Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Senior Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Senior Preferred Stock. Notwithstanding the foregoing, if shares of Designated Senior Preferred Stock or any depositary shares representing interests in the Designated Senior Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Senior Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Senior Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
(d)Partial Redemption. In case of any redemption of part of the shares of Designated Senior Preferred Stock at the time outstanding, the shares to be redeemed shall equal at least twenty percent (20%) of the number of originally issued shares of Designated Senior Preferred Stock, or all the then-outstanding shares (if the number of shares then outstanding is less than twenty percent (20%) of the number of originally issued shares of Designated Senior Preferred Stock) and, in any such case, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Senior Preferred Stock shall be redeemed from time to time, subject, as provided above, to the approval of the Appropriate Federal Banking Agency and to the capital adequacy rules applicable to the Issuer. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
(e)Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three (3) years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.
(f)Status of Redeemed Shares. Shares of Designated Senior Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock undesignated as to series (provided that any such cancelled shares of Designated Senior Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Senior Preferred Stock).
Section 6. Conversion. Holders of Designated Senior Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
Section 7. Voting Rights.
(a)General. The holders of Designated Senior Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b)Board Observation Rights. Whenever, at any time or times, dividends payable on the shares of Designated Senior Preferred Stock have not been declared and paid in full for an aggregate of five (5) Dividend Periods or more, whether or not consecutive, the Issuer shall invite a representative (a “Preferred Observer”) selected by the holders of a majority of the outstanding shares of Designated Senior Preferred Stock, voting as a single class, to attend all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give such Preferred Observer copies of all notices, minutes, consents, and other materials that it provides to its directors in connection with such meetings (subject to disclosure limitations under applicable law); provided, that the holders of the Designated Senior Preferred Stock shall not be obligated to select a Preferred Observer, nor shall such Preferred Observer, if selected, be obligated to attend any meeting to which he/she is invited. The rights of the holders of the Designated Senior Preferred Stock set forth in this Section 7(b) shall terminate when full dividends have been timely paid on the Designated Senior Preferred Stock for at least four (4) consecutive Dividend Periods, subject to revesting in the event of each and every subsequent default of the character above mentioned.
(c)    Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Senior Preferred Stock have not been declared and paid in full for an aggregate of six (6) Dividend Periods or more, whether or not consecutive, the authorized number of directors of the Issuer shall automatically be increased by two (2) and the holders of the Designated Senior Preferred Stock, voting as a single class, shall have the right, but not the obligation, to elect two (2) directors of the Board of Directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than thirty (30) days later, the President or Secretary or equivalent officer of the Issuer shall, at the request of holders of at least twenty percent (20%) of the outstanding shares of Designated Senior Preferred Stock promptly call a special meeting for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until full dividends have been paid on the Designated Senior Preferred Stock for at least four (4) consecutive Dividend Periods, at which time such right shall terminate with respect to the Designated Senior Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors; provided, further, that if the holders of the Designated Senior Preferred Stock initially determine not to elect two (2) directors in accordance with the foregoing, then (i) there shall remain a vacancy or two (2) vacancies, as applicable, on the Board of Directors and (ii) the holders of the Designated Senior Preferred Stock, voting as a single class, shall continue to have the right, but not the obligation, to fill any such vacancy at any annual meeting of stockholders of the Issuer (or, at the request of holders of at least twenty percent (20%) of the outstanding shares of Designated Senior Preferred Stock, if the next annual meeting has not at the time been scheduled or at the time is scheduled to occur more than thirty (30) days later, the Issuer’s President or Secretary, or any officer of the Issuer performing similar functions, shall promptly call a special meeting for that purpose) and to continue to elect up to two (2) Preferred Directors at each subsequent annual meeting of stockholders as provided above. Upon any termination of the right of the holders of shares of Designated Senior Preferred Stock to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors authorized to be elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Senior Preferred Stock at the time outstanding voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the holders of the Designated

Senior Preferred Stock may choose a successor who shall hold office for the unexpired term with respect to which such vacancy occurred.
(d)    Class Voting Rights as to Particular Matters. So long as any shares of Designated Senior Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least two-thirds (66 2/3%) of the shares of Designated Senior Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i)Authorization of Senior Stock. Any amendment or alteration of the (i) Certificate of Designations for the Designated Senior Preferred Stock or (ii) the Charter, to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Senior Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;
(ii)Amendment of Designated Senior Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Designated Senior Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(d)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Senior Preferred Stock;
(iii)Share Exchanges, Reclassifications, Mergers and Consolidations. Subject to Section 7(d)(iv) below, any consummation of a binding share exchange or reclassification involving the Designated Senior Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Senior Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Senior Preferred Stock immediately prior to such consummation, taken as a whole; or
(iv)Holding Company Transactions. Any consummation of a Holding Company Transaction, unless as a result of the Holding Company Transaction each share of Designated Senior Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of preference securities of the Issuer or the Acquiror (the “Holding Company Preferred Stock”). Any such Holding Company Preferred Stock shall entitle holders thereof to non-cumulative dividends from the date of issuance of such Holding Company Preferred Stock on terms that are equivalent to the terms set forth herein, and shall have such other rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Senior Preferred Stock immediately prior to such conversion or exchange, taken as a whole;
provided, however, that for all purposes of this Section 7(d), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Senior Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Senior Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Senior Preferred Stock.
(e)Changes after Provision for Redemption. No vote or consent of the holders of Designated Senior Preferred Stock shall be required pursuant to Section 7(d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Senior Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
(f)Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Senior Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Senior Preferred Stock is listed or traded at the time.
Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Senior Preferred Stock may deem and treat the record holder of any share of Designated Senior Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.
Section 9. Notices. All notices or communications with respect to the Designated Senior Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Senior Preferred Stock or any depositary shares representing interests in the Designated Senior Preferred Stock are issued in book-entry form through The

Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Senior Preferred Stock in any manner permitted by such facility.
Section 10. No Preemptive Rights. No share of Designated Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.
Section 12. Other Rights. The shares of Designated Senior Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

ANNEX C
FORM OF OPINION
(a)The Recipient has been duly formed and is validly existing as a [TYPE OF ORGANIZATION] and, if applicable, is in good standing under the laws of the jurisdiction of its organization. The Recipient has all necessary power and authority to own, operate and lease its properties and to carry on its business as it is being conducted.
(b)The Recipient has been duly qualified as a foreign entity for the transaction of business and is, if applicable, in good standing, under the laws of each jurisdiction in which it owns or leases material properties or conducts any material business so as to require such qualification.
(c)The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to the Agreement, the Preferred Shares will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and will rank pari passu with or senior to all other series or classes of Preferred Stock issued on the Closing Date with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Recipient.
(d)The Recipient has the corporate power and authority to execute and deliver the Agreement and to carry out its obligations thereunder (which includes the issuance of the Preferred Shares).
(e)The execution, delivery and performance by the Recipient of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Recipient and its stockholders, and no further approval or authorization is required on the part of the Recipient, including, without limitation, by any rule or requirement of any national securities exchange.
(f)The Agreement is a legal, valid and binding obligation of the Recipient enforceable against the Recipient in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
(g)The execution and delivery by the Recipient of this Agreement and the performance by the Recipient of its obligations thereunder (i) do not require any approval by any Governmental Entity to be obtained on the part of the Recipient, except those that have been obtained, (ii) do not violate or conflict with any provision of the Charter, (iii) do not violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Recipient or any Recipient Subsidiary under any of the terms, conditions or provisions of its organizational documents or under any agreement, contract, indenture, lease, mortgage, power of attorney, evidence of indebtedness, letter of credit, license, instrument,
Annex C-1

obligation, purchase or sales order, or other commitment, whether oral or written, to which it is a party or by which it or any of its properties is bound or (iv) do not conflict with, breach or result in a violation of, or default under any judgment, decree or order known to us that is applicable to the Recipient and, pursuant to any applicable laws, is issued by any Governmental Entity having jurisdiction over the Recipient.
(h)Other than the filing of the Certificate of Designations with the Secretary of State of its jurisdiction of organization or other applicable Governmental Entity, such filings and approvals as are required to be made or obtained under any state “blue sky” laws and such consents and approvals that have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Recipient in connection with the consummation by the Recipient of the Purchase.
(i)The Recipient is not nor, after giving effect to the issuance of the Preferred Shares pursuant to the Agreement, would be on the date hereof an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940.
(j)The Recipient is an Eligible Financial Institution.
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ANNEX D
FORM OF ECIP INTERIM FINAL RULE CERTIFICATION
ECIP CERTIFICATION OF
[RECIPIENT]
In connection with that certain Letter Agreement, dated [    ], 20[ ] (the “Agreement”)
by and between [RECIPIENT] (the “Recipient”) and the United States Department of the Treasury (the “Investor”), the undersigned does hereby certify on behalf of the Recipient as follows:
1.    I am a duly elected/appointed Senior Executive Officer of the Recipient.
2. From the Closing Date through the date of this certification, the Recipient has complied with the requirements in:
a.31 C.F.R. 35.22(a), which addresses restrictions on executive compensation;
b.31 C.F.R. 35.22(b), which addresses restrictions on severance payments;
c.31 C.F.R. 35.22(c), which addresses restrictions on excessive or luxury expenditures;
d.31 C.F.R. 35.22(d), which addresses material changes in policies or procedures maintained for purposes of compliance with 31 C.F.R. 35.22(a)–(c);
e.31 C.F.R. 35.23(a), which addressees restrictions on capital distributions due to nonpayment on the Preferred Shares; and
f.31 C.F.R. 35.23(b), which addresses limitations on the amount of capital distributions.
3. The undersigned and the Recipient understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 U.S.C. 1001).
The foregoing certifications are made and delivered as of [    ] pursuant to
Section 4.1(d)(iii) of the Agreement.
Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement unless otherwise stated.
[Signature page follows]
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IN WITNESS WHEREOF, this Certificate has been duly executed and delivered as of the [ ]
day of [    ], 20[    ].
[RECIPIENT]
By:
Name:
Title: [Chief Executive Officer/
Chief Financial Officer]
By:
Name:
Title: [Chief Executive Officer/
Chief Financial Officer]
Annex D-2

ANNEX E
REGISTRATION RIGHTS
1.1    Definitions. Terms not defined in this Annex shall have the meaning given to such terms in the Agreement. As used in this Annex E, the following terms shall have the following respective meanings:
(a)“Applicable Securities Regulator” means, in the case of a Recipient that is a state-chartered bank or savings association, the Governmental Entity having the powers, functions and duties of the SEC to administer and enforce Sections 12, 13, 14(a), 14(c), 14(d), 14(f) and 16 of the Exchange Act with respect to securities issued by the Recipient.
(b)“Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.9 hereof.
(c)“Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.
(d)“OCC” means the Office of the Comptroller of the Currency.
(e)“Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to Section 1.11 of this Annex E, any underwritten offering of Registrable Securities in which such Holder has advised the Recipient of its intent to register its Registrable Securities either pursuant to Section 1.2(b) or Section 1.2(d) of this Annex E prior to the date of such Holder’s forfeiture.
(f)“Register”, “registered”, and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement or amendment thereto in compliance with the Securities Act and applicable rules and regulations thereunder (or Part 16, if the Recipient is a national bank or federal savings association), and the declaration or ordering of effectiveness of such registration statement or amendment thereto or (B) filing a prospectus and/or prospectus supplement with respect to an appropriate effective registration statement on Form S-3.
(g)“Registrable Securities” means (A) all Preferred Shares and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof, or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act (or Part 16, if the Recipient is a national bank or federal savings association), (2) they shall have ceased to be outstanding or (3) they have been sold in any transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.
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(h)“Registration Expenses” mean all expenses incurred by the Recipient in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Annex E, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Recipient, “blue sky” fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Recipient’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.
(i)“Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
(j)“Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).
(k)“Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Recipient or Recipient Subsidiaries or in connection with dividend reinvestment plans.
1.2    Registration.
(a)    The Recipient covenants and agrees that as promptly as practicable after the date that the Recipient becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (and in any event no later than thirty (30) days thereafter), the Recipient shall prepare and file with the SEC (or the OCC, if the Recipient is a national bank or federal savings association) a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”) filed with the SEC (or the OCC, if the Recipient is a national bank or federal savings association) to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Recipient shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act (or Part 16, if the Recipient is a national bank or federal savings association) and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Registrant is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Recipient as an automatic Shelf Registration Statement. Notwithstanding the foregoing, if the Recipient is not eligible to file a registration statement on Annex E-2

Form S-3, then the Recipient shall not be obligated to file a Shelf Registration Statement unless and until requested to do so in writing by the Investor.
(b)Any registration pursuant to Section 1.2(a) of this Annex E shall be effected by means of a Shelf Registration Statement on an appropriate form under Rule 415 under the Securities Act (or Part 16, if the Recipient is a national bank or federal savings association). If the Investor or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Recipient and the Recipient shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 1.2(d) of this Annex E; provided that the Recipient shall not be required to facilitate an underwritten offering of Registrable Securities unless (i) the expected gross proceeds from such offering exceed $200,000 or (ii) such underwritten offering includes all the outstanding Registrable Securities held by such Holder. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed.
(c)The Recipient shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 1.2 of this Annex E: (A) with respect to securities that are not Registrable Securities; or (B) if the Recipient has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Recipient or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Recipient shall have the right to defer such registration or offering for a period of not more than forty-five (45) days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Recipient (1) only if the Recipient has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any twelve (12)-month period and not more than ninety (90) days in the aggregate in any twelve (12)-month period. The Recipient shall notify the Holders of the date of any anticipated termination of any such deferral period prior to such date.
(d)If during any period when an effective Shelf Registration Statement is not available, the Recipient proposes to register any of its equity securities, other than a registration pursuant to Section 1.2(a) of this Annex E or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Recipient will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten (10) days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Recipient has received written requests for inclusion therein within ten (10) business days after the date of the Recipient’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Recipient and the managing underwriter, if any, on or before the fifth (5th) business day prior to the planned effective date of such Piggyback Registration. The Recipient may terminate or withdraw any registration under this Section 1.2(d) prior to the effectiveness of such registration, whether or not Investor or any other Holders have elected to include Registrable Securities in such registration.

Annex E-3

(e)If the registration referred to in Section 1.2(d) of this Annex E is proposed to be underwritten, the Recipient will so advise Investor and all other Holders as a part of the written notice given pursuant to Section 1.2(d) of this Annex E. In such event, the right of Investor and all other Holders to registration pursuant to Section 1.2 of this Annex E will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Recipient and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Recipient; provided that the Investor (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Recipient, the managing underwriters and the Investor (if the Investor is participating in the underwriting).
(f)If either (x) the Recipient grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 1.2(b) of this Annex E or (y) a Piggyback Registration under Section 1.2(d) of this Annex E relates to an underwritten offering on behalf of the Recipient, and in either case the managing underwriters advise the Recipient that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Recipient will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 1.2(d) of this Annex E, the securities the Recipient proposes to sell, (B) then the Registrable Securities of the Investor and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 1.2(b) or Section 1.2(d) of this Annex E, as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (C) lastly, any other securities of the Recipient that have been requested to be so included, subject to the terms of this Agreement; provided, however, that if the Recipient has, prior to the Signing Date, entered into an agreement with respect to its securities that is inconsistent with the order of priority contemplated hereby then it shall apply the order of priority in such conflicting agreement to the extent that this Annex E would otherwise result in a breach under such agreement.
    1.3    Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Recipient. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.
    1.4    Obligations of the Recipient. The Recipient shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities

Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it has
Annex E-4

such status on the Signing Date or becomes eligible for such status thereafter. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Recipient shall, as expeditiously as reasonably practicable:
(a)Prepare and file with the SEC (or the OCC, if the Recipient is a national bank or federal savings association) a prospectus supplement or post-effective amendment with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 1.4 of this Annex E, keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities. The plan of distribution included in such registration statement shall include, among other things, an underwritten offering, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, block trades, privately negotiated transactions, the writing or settlement of options or other derivative transactions and any other method permitted pursuant to applicable law, and any combination of any such methods of sale.
(b)Prepare and file with the SEC (or the OCC, if the Recipient is a national bank or federal savings association) such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act (or Part 16, if the Recipient is a national bank or federal savings association) with respect to the disposition of all securities covered by such registration statement.
(c)Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act (or Part 16, if the Recipient is a national bank or federal savings association), and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
(d)Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Recipient shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act (or Part 16, if the Recipient is a national bank or federal savings association) of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

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(f)    Give written notice to the Holders:
(i)when any registration statement or any amendment thereto has been filed with the SEC (or Part 16, if the Recipient is a national bank or federal savings association) (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act (or with the OCC, if the Recipient is a national bank or federal savings association)) and when such registration statement or any post-effective amendment thereto has become effective;
(ii)of any request by the SEC (or the OCC, if the Recipient is a national bank or federal savings association) for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
(iii)of the issuance by the SEC (or the OCC, if the Recipient is a national bank or federal savings association) of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
(iv)of the receipt by the Recipient or its legal counsel of any notification with respect to the suspension of the qualification of the applicable Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(v)of the happening of any event that requires the Recipient to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
(vi)if at any time the representations and warranties of the Recipient contained in any underwriting agreement contemplated by Section 1.4(j) of this Annex E cease to be true and correct.
(g)    Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 1.4(f)(iii) of this Annex E at the earliest practicable time.
(h)    Upon the occurrence of any event contemplated by Section 1.4(e) or 1.4(f)(v) of this Annex E, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Recipient notifies the Holders in accordance with Section 1.4(f)(v) of this Annex E to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Recipient all copies of such prospectus (at the Recipient’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such
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suspension may be in effect in any twelve (12)-month period shall not exceed ninety (90) days. The Recipient shall notify the Holders of the date of any anticipated termination of any such suspension period prior to such date.
(i)Use reasonable best efforts to procure the cooperation of the Recipient’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
(j)If an underwritten offering is requested pursuant to Section 1.2(b) of this Annex E, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Recipient available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Recipient and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions and “10b-5” letters of counsel to the Recipient, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions and letters requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Recipient (and, if necessary, any other independent certified public accountants of any business acquired by the Recipient for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that the Investor shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Recipient.
(k)Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Recipient, and cause the officers, directors and employees of the Recipient to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any

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such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.
(l)Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Recipient are then listed or, if no similar securities issued by the Recipient are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Investor may designate.
(m)If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Recipient has received such request.
(n)Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
1.5    Suspension of Sales. Upon receipt of written notice from the Recipient that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor and/or such Holder is advised in writing by the Recipient that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Recipient, the Investor and/or such Holder shall deliver to the Recipient (at the Recipient’s expense) all copies, other than permanent file copies then in the Investor and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any twelve (12)-month period shall not exceed ninety (90) days. The Recipient shall notify the Investor and the Holders prior to the anticipated termination of any such suspension period of the date of such anticipated termination.
1.6    Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
1.7    Furnishing Information.
(a)    Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Recipient.
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(b)    It shall be a condition precedent to the obligations of the Recipient to take any action pursuant to Section 1.4 of this Annex E that Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Recipient such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
1.8    Indemnification.
(a)The Recipient agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as defined in Rule 405) prepared by the Recipient or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Recipient shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as defined in Rule 405) prepared by the Recipient or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Recipient by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Recipient.
(b)If the indemnification provided for in Section 1.8(a) of this Annex E is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Recipient, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Recipient, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Recipient, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates Annex E-9 to information supplied by the Recipient or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Recipient and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.8(b) of this Annex E were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 1.8(a) of this Annex E. No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Recipient if the Recipient was not guilty of such fraudulent misrepresentation.
    1.9    Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 1.2 of this Annex E may be assigned by the Investor to a transferee or assignee of Registrable Securities; provided, however, the transferor shall, within ten (10) days after such transfer, furnish to the Recipient written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.
1.10 Clear Market. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Annex E, the Recipient agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any preferred stock of the Recipient or any securities convertible into or exchangeable or exercisable for preferred stock of the Recipient, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such underwritten offering. The Recipient also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to ninety (90) days as may be requested by the managing underwriter.
    1.11    Forfeiture of Rights. At any time, any holder of Registrable Securities
(including any Holder) may elect to forfeit its rights set forth in this Annex E from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 1.2(d) – (f) of this Annex E in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 1.7 of this Annex E with respect to any prior registration or Pending Underwritten Offering.
1.12 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Recipient fails to perform any of its obligations under this Annex E and that the Investor and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of the Recipient under this Section 1.12 in accordance with the terms and conditions of this Annex E.
1.13 No Inconsistent Agreements. The Recipient shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights
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granted to the Investor and the Holders under this Annex E or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investor and the Holders under this Annex E. In the event the Recipient has, prior to the Signing Date, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor and the Holders under this Annex E (including agreements that are inconsistent with the order of priority contemplated by Section 1.2(f) of Annex E) or that may otherwise conflict with the provisions hereof, the Recipient shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Annex E. Any transaction entered into by the Recipient that would reasonably be expected to require the inclusion in a Shelf Registration Statement or any report of the Recipient filed with the SEC (or the OCC, if the Recipient is a national bank or federal savings association) of any separate financial statements pursuant to Rule 3-05 of Regulation S-X or pro forma financial statements pursuant to Article 11 of Regulation S-X shall include provisions requiring the Recipient’s counterparty to provide any information necessary to allow the Recipient to comply with its obligation hereunder.
1.14 Certain Offerings by the Investor. An “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Investor by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Recipient and used in connection with such distribution.
1.15 Other Cooperation. If the Recipient is a state-chartered bank or savings association and the transfer or sale of the Registrable Securities is subject to any requirements under applicable state law or regulation relating to such transfer or sale, the Recipient will cooperate and assist in complying with such law and regulation in order to provide the Holders with the benefit of rights to effect or participate in broadly distributed underwritten offerings of the Registrable Securities.
1.16 State-Chartered Banks and Savings Associations. If the Recipient is a state-chartered bank or savings association, the Investor and Recipient acknowledge that, as of the Signing Date, the Registrable Securities are securities of an insured depository institution and, accordingly, the transfer of such securities is exempt from the registration requirements of the Securities Act and qualification and registration requirements under state law. Notwithstanding the foregoing, so long as the Registrable Securities are subject to the exemption provided by Section 3(a)(2) or Section 3(a)(5) of the Securities Act, the provisions of this Annex E shall, to the extent practicable and where applicable, be interpreted so as to nonetheless provide the Holders with the benefit of rights to effect or participate in broadly distributed underwritten offerings of the Registrable Securities. Without limiting the generality of the foregoing, so long as the Registrable Securities are subject to the exemption provided by Section 3(a)(2) or Section 3(a)(5) of the Securities Act: (i) all references to the “SEC” shall be deemed to refer to the Applicable Securities Regulator and all references to provisions of the Securities Act shall be deemed to refer to the corresponding provision of the applicable banking law or regulation, if any; and (ii) if, under such applicable laws, rules and regulations of the Applicable Securities Regulator, no registration statement or correlative filing is required to be made, then (A) any references herein to a “registration statement” or “prospectus” shall be deemed to refer to an offering memorandum or other offering materials with respect to the applicable transfer of Registrable Securities, (B) any references herein to the filing of a registration statement shall be deemed to refer instead to the
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time when such broadly distributed underwritten offering is proposed to be commenced and (C) any references herein to the preparation and filing of a registration statement or prospectus shall be deemed to refer to the preparation of an offering memorandum or other appropriate offering materials.
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